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                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential, For Use of the Commission only (as permitted by Rule
    14a-6(e)(2)

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Exchange Act Rule 14a-11 or 14a-12

                                  AMETEK, INC.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.

      (1)   Title of each class of securities to which transaction applies:

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      (3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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      (4)   Proposed maximum aggregate value of transaction:

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      (5)   Total fee paid:

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount Previously Paid:

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                                 Notice of 1999
                                 Annual Meeting









                                 Proxy Statement









                                 [AMETEK LOGO]
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                                TABLE OF CONTENTS


                                                                            Page

Notice of Annual Meeting

Proxy Statement................................................................1

     Solicitation of Proxies...................................................1

     Voting Rights.............................................................1

     Proposals to be Voted Upon................................................2

     Election of Directors....................................................10

     Board Committees.........................................................11

     Compensation of Directors................................................12

     Stock Ownership..........................................................13

     Other Beneficial Ownership...............................................15

     Executive Officers.......................................................16

     Executive Compensation...................................................17

     Compensation Committee Report on Executive Compensation..................18

     Stock Options and Stock Appreciation Rights..............................21

     Defined Benefit and Actuarial Plans......................................22

     Stock Performance Graphs.................................................24

     Compensation Committee Interlocks and Insider Participation..............25

     Compliance with Section 16(a) of The Securities and Exchange Act of
     1934.....................................................................25

     Employment Contracts and Termination, Severance and Change-in-Control
     Arrangements.............................................................25

     Stockholder Proposals for the Year 2000 Proxy Statement..................26
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                                    [AMETEK LOGO]


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                              Tuesday, May 11, 1999
                         2:00 p.m. Eastern Daylight Time
                Desmond Great Valley Hotel and Conference Center
                              One Liberty Boulevard
                                   Malvern, PA


Dear Fellow Stockholder:

It is my pleasure to invite you to attend the 1999 Annual Meeting of Stockholders of AMETEK, Inc. The following items of business will be discussed during the Annual Meeting:

      1. Re-election of two directors: Sheldon S. Gordon and David P. Steinmann, each for a term of three years;

      2. Approve the adoption by AMETEK's Board of Directors of the 1999 Stock Incentive Plan of AMETEK, Inc.;

      3. Ratification of the appointment of Ernst & Young LLP as independent auditors for 1999;

      4. Transaction of any other business properly brought before the Annual Meeting.

Your vote is important. Whether or not you plan to attend the Annual Meeting, please SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED, so that your shares may be represented at the Annual Meeting. If you prefer to vote in person at the Annual Meeting, you may do so. Directions to the Desmond Great Valley Hotel and Conference Center are located on the back cover of the attached proxy statement.

I look forward to seeing you at the Annual Meeting. On behalf of the management and directors of AMETEK, Inc., I want to thank you for your continued support and confidence during 1998 and going forward.


                                        Sincerely,



                                        Walter E. Blankley
                                        Chairman of the Board
                                        and Chief Executive Officer

Dated: Paoli, Pennsylvania
       April 6, 1999
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                                  [AMETEK LOGO]


Principal executive offices

Station Square
Paoli, Pennsylvania 19301

                          P R O X Y  S T A T E M E N T


                             SOLICITATION OF PROXIES

The Board of Directors of AMETEK, Inc. (AMETEK) solicits the accompanying proxy for use at the Annual Meeting of its stockholders to be held on May 11, 1999, and at any and all adjournments thereof.

AMETEK has retained Georgeson & Company Inc. to assist in the solicitation of votes for a fee of $6,500, plus reasonable expenses. AMETEK will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation material to the owners of common stock. This Proxy Statement, voting instruction card and AMETEK's 1998 Annual Report are being distributed on or about April 6, 1999.

                                  VOTING RIGHTS

Stockholders as of the close of business on March 26, 1999 (the Record Date) are entitled to vote at the Annual Meeting. Each share of common stock is entitled to one vote. As of the Record Date, 32,160,704 shares of AMETEK's common stock were issued and outstanding. In addition, AMETEK held 1,215,787 issued shares in its treasury which, while so held, cannot be voted. A majority of the outstanding shares of common stock, present or represented by a proxy, constitutes a quorum for the purpose of adopting proposals at the Annual Meeting. A stockholder who is present or represented by a proxy at the Annual Meeting and who abstains from voting, and broker non-votes (shares held by a broker or nominee who is present or represented at the meeting, but with respect to which the broker or nominee is not empowered to vote on proposals) will be counted for purposes of determining the quorum, but will not be counted as votes for or against the proposals. A stockholder may revoke a proxy any time before the Annual Meeting. If a proxy is properly signed and is not revoked by the stockholder, the shares it represents will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If the stockholder signs and returns the proxy without marking selections, the proxy will be voted in favor of the election as directors of the nominees listed on the following page and in favor of Proposals 2 and 3.

If you own shares independently and also have shares credited to your account under the AMETEK Retirement and Savings Plan, held in custody by the trustee, you will receive two separate proxy mailings. Shares for which no instructions are received by the trustee will be voted in the same proportion as the shares for which the trustee receives instructions. In addition, if your shares are in more than one account or are not all under the same registration in AMETEK stock records, you will also receive more than one proxy card. Please sign and return all proxy cards to ensure that all your shares are voted.

Representatives of American Stock Transfer & Trust Company will tabulate the votes and act as inspectors of election.


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                           PROPOSALS TO BE VOTED UPON


1. ELECTION OF DIRECTORS

Nominees for re-election this year are Sheldon S. Gordon and David P. Steinmann. Each has consented to serve a three-year term.

All proxies received will be voted for the re-election of the nominees unless directed otherwise in the proxy. Each nominee needs the affirmative vote of a plurality of shares represented either in person or by proxy at the Annual Meeting and entitled to vote. While there is no reason to believe that it will occur, if any director is unable to stand for re-election, shares represented by proxies may be voted for a substitute director.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES


2. APPROVAL OF THE 1999 STOCK INCENTIVE PLAN OF AMETEK, INC.

The Board of Directors adopted and approved the 1999 Stock Incentive Plan of AMETEK, Inc. (the "1999 Plan") effective January 27, 1999, subject to its approval by AMETEK's stockholders. In the event that the 1999 Plan is not approved by AMETEK's stockholders, the 1999 Plan shall be void and of no force or effect.

Approval of the 1999 Plan requires the affirmative vote of a majority of the votes cast at the Annual Meeting.

                          DESCRIPTION OF THE 1999 PLAN

The purpose of the 1999 Plan is to encourage key employees and directors to acquire a larger proprietary interest in AMETEK and to provide incentives to maximize the long-term growth of AMETEK. AMETEK anticipates that this 1999 Plan will aid AMETEK in securing and retaining key employees.

A summary of the material features of the 1999 Plan appears below. The full text of the 1999 Plan is set forth in Annex A and should be referred to for a complete description of its provisions.

                                 ADMINISTRATION

The 1999 Plan is administered by a committee (the "Stock Option Committee"), comprised of two or more directors of AMETEK who are not also employees of AMETEK ("Non-Employee Directors"). The Stock Option Committee has full authority to interpret the 1999 Plan and to establish rules for its administration.

                            TYPES OF INCENTIVE AWARDS

The Stock Option Committee may grant awards under the 1999 Plan in the form of options, rights, restricted stock awards and/or phantom stock awards. Options may be granted as non-qualified stock options or as options qualifying as incentive stock options under the Internal Revenue Code of 1986, as amended.

                              LIMITATIONS ON AWARDS

Under the 1999 Plan, the aggregate number of shares of Common Stock that may be issued pursuant to stock options, restricted stock awards, phantom stock awards (other than any phantom stock awards which are payable only in cash), or stock appreciation rights may not exceed 2,000,000 shares. A maximum of 15% of the aggregate number of shares, or 300,000 shares, may be awarded to any single individual. A maximum of 10% of the aggregate number of shares, or 200,000 shares, may be awarded as restricted shares, stock appreciation rights, and phantom stock awards. A maximum of 3% of the aggregate number of shares or 60,000 shares, may be awarded, in the aggregate, as restricted stock awards with vesting periods of less than 3 years. In the event AMETEK adopts a stock purchase plan for the benefit of its employees, the shares of Common Stock awarded under that plan shall further reduce the aggregate number of shares available under this Plan. Each award may


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also be subject to provisions to assure that any exercise or disposition of shares of Common Stock will not violate securities laws.

                         WHO MAY PARTICIPATE IN THE PLAN

Persons who may receive incentive awards under the Plan are selected by the Stock Option Committee, in its discretion, from among the key employees (including officers who are also directors) of AMETEK and its affiliates, subject to the terms and conditions of the Plan. The current eligible group consists of approximately 250 persons.

In determining the amount and form of an award, consideration is given to the functions and responsibilities of the key employee, his or her potential contributions to the success of AMETEK, and other factors deemed relevant by the Stock Option Committee.

In addition, under the 1999 Plan each Non-Employee Director whose initial election to the Board is on or after the date of the adoption of the 1999 Plan (other than a Director who is a member of the law firm retained as general counsel to AMETEK) will be granted a non-qualified stock option of 20,000 shares. The option shall expire seven years from the date of grant and shall be exercisable by the Non-Employee Director after the anniversary date of the grant, during each of the four succeeding twelve month periods in the amount of 5,000 shares.

                                GRANT OF OPTIONS

The Stock Option Committee has the sole discretion to determine (i) the number of options granted to any eligible person under the 1999 Plan, (ii) the number of shares of Common Stock subject to the options, except as limited by the terms of the 1999 Plan, (iii) whether to grant related rights, and (iv) whether to grant the options as incentive stock options or non-qualified stock options. The aggregate fair market value of the shares of Common Stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year (under all stock plans of AMETEK and it affiliates) cannot exceed $100,000; to the extent this limit is exceeded, the options shall be treated as non-qualified stock options.

                              OPTION EXERCISE PRICE

The purchase price of shares of Common Stock issuable upon the exercise of incentive stock options or non-qualified stock options will be determined by the Stock Option Committee at the time of grant; however, the purchase price may not be less than 100% of the fair market value of shares on the date of grant.

                            EXERCISABILITY OF OPTIONS

Options may be exercisable as determined by the Stock Option Committee at the time of grant but in no event after seven years from the date of grant.

     PAYMENT OF OPTION EXERCISE PRICE AND ISSUANCE OF SHARES OF COMMON STOCK

The option's exercise price will be payable by any one or more of the following methods: in cash, by check, by delivery to AMETEK of shares already owned by the option holder, or by such other methods as the Stock Option Committee may permit from time to time; provided, however, a holder may not use any shares that were acquired pursuant to the exercise of any other option granted under the Plan (or under any other stock option plan of AMETEK or its affiliates) to acquire additional shares unless the holder has beneficially owned the shares for at least six months, and a holder may not use any shares that are subject to transfer restrictions to acquire additional shares.

                         TERMS AND CONDITIONS OF RIGHTS

Rights may be granted either independently of or in connection with options (either at the time of grant or at any time during the term of the Option). Rights granted in connection with options shall be exercisable or transferable
(a) only to the extent that the related option is exercisable or transferable and (b) either in conjunction with, or as an alternative to, the exercise of the related options. A "right" is the right to receive an amount equal to the excess (or a portion of the excess, as determined by the Stock Option Committee at the time of grant) of the fair market value of a share of Common Stock on the date of exercise over (i) the fair


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market value of a share on the date of grant, in the case of rights granted independently of any option, or (ii) the exercise price of the related option, in the case of rights granted in connection with an option.

The holder of conjunctive rights granted in connection with options will be entitled to receive payment at the time, and to the extent that, related options are exercised. The holder of alternative rights granted in connection with options will be entitled to exercise the rights by surrendering the related options, or any portion thereof to the extent not previously exercised, with respect to the number of shares as to which the rights are exercised, and to receive payment therefor. Such options, to the extent surrendered, shall be deemed exercised and the number of shares with respect to which they were surrendered shall not be available for future grants of incentive awards. Rights granted independently of any related options shall be exercisable as determined by the Stock Option Committee, but in no event after seven years from the date of grant. The amount payable upon the exercise of conjunctive rights granted in connection with options in no event shall exceed two times the exercise price paid by the holder upon the exercise of the related options. In addition, the Stock Option Committee, at the time of grant, otherwise may limit the amount payable upon the exercise of any rights.

At the election of the holder, but subject to disapproval of the election by the Stock Option Committee, distribution of the amount payable upon the exercise of alternative rights granted in connection with an option or options may be made in shares of Common Stock valued at their fair market value on the date of exercise of the rights, or in cash, or in a combination of cash and shares. Distribution of amounts payable upon the exercise of conjunctive rights or rights granted without relationship to an option shall be made solely in cash.

No rights granted to an officer or director of AMETEK may be exercised earlier than six months after the date of grant, except in the event of death.

                 TERMS AND CONDITIONS OF RESTRICTED STOCK AWARDS

A "restricted stock award" is the grant by the Stock Option Committee of shares of Common Stock, or the grant of the right to purchase shares of Common Stock at a price determined by the Stock Option Committee at the time of grant. Such shares, when and if issued, shall be subject to transfer restrictions determined by the Stock Option Committee at the time of grant in its sole discretion, and shall be subject to substantial risk of forfeiture unless and until specific conditions established by the Stock Option Committee at the time of grant are met. The conditions may be based on continuing employment or achieving pre-established performance objectives, or both. The shares may not be sold, transferred or otherwise alienated or hypothecated until the restrictions on transfer thereof expire or are removed, and each certificate evidencing a restricted stock award shall bear a legend making appropriate reference to the restrictions imposed. No restricted shares shall have a vesting period of less than three years except on the occurrence of such special circumstance or event, as in the opinion of the Stock Option Committee, merits special consideration. Moreover, the Stock Option Committee may impose such other conditions on the restricted shares as it may deem advisable. Unless the holder of a restricted stock award ceases to be an employee or director of AMETEK (for reasons other than those described below under "Description of the Plan --Termination of Employment"), the transfer restrictions imposed on restricted stock awards will lapse in accordance with a schedule or such other conditions as shall be determined by the Stock Option Committee at the time of grant.

Certificates for the shares granted or purchased pursuant to restricted stock awards will be issued in the names of the holders thereof, but the certificates will be retained by AMETEK for the holders' accounts and will not be delivered to the holders until the restrictions imposed on the transfer of the shares shall have lapsed. The holder of a restricted stock award will have the right to vote the shares registered in his or her name. Dividends and distributions (including stock dividends and distributions in the event of a split-up, conversion, exchange, reclassification or substitution) with respect to the shares may be retained by AMETEK for the holder's account, to be distributed to the holder at the time, and to the extent that, the restrictions imposed on the transfer of the shares shall have lapsed.

                  TERMS AND CONDITIONS OF PHANTOM STOCK AWARDS

A "phantom stock award" is the grant by the Stock Option Committee of a right to receive payment from AMETEK, upon the expiration of a vesting period, in an amount equal to (i) the fair market value of a share of Common Stock on the date of the expiration, multiplied by (ii) the number of units of phantom stock credited to the holder pursuant to the award and as to which the vesting period has expired. Payment of the amount may be


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made in the form of cash, or shares, or a combination of cash and shares, pursuant to such terms and conditions as are determined by the Stock Option Committee. Unless the holder of a phantom stock award ceases to be an employee of AMETEK (for reasons other than those described below under "Description of the 1999 Plan -- Termination of Employment"), the vesting period generally expires in accordance with a schedule or other conditions as are determined by the Stock Option Committee at the time of grant.

The Stock Option Committee may impose such other conditions as it may deem advisable on any shares which may be issued pursuant to a phantom stock award under this 1999 Plan. The holder of a phantom stock award is credited with amounts equal to the dividends payable with respect to the same number of shares as the number of phantom stock units credited under the award; however, the dividend-equivalent amounts may be retained by AMETEK for the holder's account, to be distributed to the holder at the time, and to the extent that, the vesting period with respect to the number of units shall have expired.

                       STOCK APPRECIATION RIGHTS ("SARS")

A stock appreciation right may be granted either independently or in connection with a stock option (either at the time of grant or at any time during the term of the stock option). A stock appreciation right granted in connection with a stock option shall be exercisable or transferable (a) only to the extent that the related stock option is exercisable or transferable and (b) either in conjunction with, or as an alternative to, the exercise of the related option. A stock appreciation right is the right to receive an amount equal to the excess (or a portion of the excess, as determined by the Stock Option Committee), of the fair market value of a share of Common Stock on the date of exercise over
(i) the fair market value of a share of Common Stock on the date of grant, in the case of a stock appreciation right granted independently of any stock option, or (ii) the exercise price of the related stock option, in the case of a stock appreciation right granted in connection with a stock option. The holder of a conjunctive stock appreciation right granted in connection with a stock option is entitled to receive payment at the time, and to the extent that the stock option is exercised. The holder of an alternative stock appreciation right granted in connection with a stock option is entitled to exercise such right by surrendering the stock option, or any portion thereof to the extent unexercised, with respect to the number of shares as to which such stock appreciation right is exercised, and to receive payment therefor. Such stock option, to the extent surrendered, shall be deemed exercised and the number of shares with respect to which it was surrendered shall not be available for future grants of awards under the 1999 Plan. A stock appreciation right granted independently of any related stock option is exercisable as determined by the Stock Option Committee, but in no event after seven years from the date of grant. The amount payable upon the exercise of a conjunctive stock appreciation right granted in connection with a stock option in no event shall exceed two times the exercise price paid by the holder upon the exercise of the option. In addition, the Stock Option Committee otherwise may limit the amount payable upon the exercise of any stock appreciation right. At the election of the holder, but subject to disapproval of the election by the Stock Option Committee, distribution of the amount payable upon the exercise of a stock appreciation right may be made in shares of Common Stock, valued at their fair market value on the date of exercise of the stock appreciation right, or in cash, or in a combination of cash and shares. No stock appreciation right granted to an officer or director of AMETEK may be exercised earlier than six months after the date of grant, except in the event of death or disability.

                                   ADJUSTMENT

If there shall be declared and paid a stock dividend, or if the shares shall be split-up, converted, exchanged, reclassified or in any way substituted for, an appropriate and proportionate adjustment will be made in the price, number and/or kind of security that is the subject of an outstanding incentive award, without changing the aggregate purchase price or value of the outstanding incentive awards. In other events involving a change in AMETEK's corporate structure, the Stock Option Committee may make such equitable adjustments to incentive awards as may be necessary to prevent dilution or enlargement of the rights of the holders thereof.

                                  ASSIGNABILITY

Incentive awards and all rights thereunder are non-assignable and non-transferable except to the extent that the estate of a deceased holder is entitled thereto. Non-qualified stock options may be transferred to family members or other person or entities pursuant to such terms as the Stock Option Committee may provide for in the non-qualified stock option certificate.


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                            TERMINATION OF EMPLOYMENT

Options and rights become immediately exercisable in full upon the retirement of the holder after reaching the age of 65 (provided the holder has been in the employ of AMETEK and/or its Affiliates for at least two years), upon the death of the holder while in the employ of AMETEK, upon the holder's termination of employment in connection with a Change in Control (as defined in the 1999 Plan), or upon the occurrence of such special circumstances as in the opinion of the Stock Option Committee merit special consideration.

Options and rights terminate following the holder's termination of employment except that the holder shall have until the expiration of three months from the cessation of the holder's employment with AMETEK and its Affiliates (without regard to any period of severance) to exercise any unexercised Option and/or rights the holder could have exercised on the day on which he left the employ of AMETEK and Affiliates. The exercise period is extended to six months in the case of the death of the holder, in which case the option and/or rights would be exercisable by the holder's estate. The Stock Option Committee may, in its sole discretion, provide, with respect to an option or rights granted to any individual (and either at the time of grant of the option or rights or by an amendment thereafter to any such outstanding option or rights), that the post-termination exercise period of time specified by the Committee be longer than the period which would otherwise be applicable, but in no event beyond the expiration of the stated term of the option or rights.

All restrictions with respect to restricted stock awards will immediately cease upon the death or disability of the holder, upon the holder's termination of employment in connection with a Change in Control (as defined in the 1999 Plan), or upon the occurrence of such special circumstances as in the opinion of the Stock Option Committee merit special consideration.

The vesting period with respect to phantom stock awards will completely expire, and all amounts will become payable, immediately upon the death or disability of the holder, upon the holder's termination of employment in connection with a Change in Control (as defined in the 1999 Plan) or upon the occurrence of such special circumstances as in the opinion of the Stock Option Committee merit special consideration.

                         COMPLIANCE WITH SECURITIES LAWS

Before issuing and delivering any shares to the holder of an incentive award, AMETEK may, to the extent required to assure compliance with applicable securities laws: (i) require the holder to give satisfactory assurances that the shares are being purchased for investment and not with a view to resale or distribution, and will not be transferred in violation of applicable securities laws; (ii) restrict the transferability of the shares and require a legend to be placed on all certificates representing the shares; and (iii) condition the exercise of an incentive award or the issuance and delivery of shares pursuant thereto upon the listing, registration or qualification of the shares covered by the incentive award on a securities exchange or under applicable securities laws.

                   AMENDMENT AND TERMINATION OF THE 1999 PLAN

The Board of Directors or the Stock Option Committee at any time may withdraw or amend the 1999 Plan and, with the consent of the affected holder of an outstanding incentive award, at any time, may withdraw or amend the terms and conditions of outstanding incentive awards. Any amendment which would increase the number of shares issuable pursuant to incentive awards or change the class of employees or directors to whom incentive awards may be granted shall be subject to the approval of the stockholders of AMETEK within one year of the amendment. A determination of the Stock Option Committee as to any question which may arise with respect to the interpretation of the provisions of the 1999 Plan and any incentive awards shall be final. The Stock Option Committee may authorize and establish such rules, regulations and revisions thereof, not inconsistent with the provisions of the 1999 Plan, as it may deem advisable to make the 1999 Plan and any incentive awards effective or to provide for their administration, and may take such other action with regard to the 1999 Plan and any incentive awards as it shall deem desirable to effectuate their purpose.

The 1999 Plan does not have a termination date; however, no incentive stock option may be granted under the 1999 Plan after January 26, 2009.


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                            FEDERAL TAX CONSEQUENCES

Incentive Stock Options

The Federal income tax consequences to an employee who receives incentive stock options, under current law, generally will be as follows:

An employee will not realize any income upon the grant or exercise of an incentive stock option. If the employee disposes of the shares acquired upon the exercise of an incentive stock option at least two years after the date the option is granted and at least one year after the shares are transferred to him or her, the employee will realize long-term capital gain in an amount equal to the excess, if any, of his or her selling price for the shares over the option exercise price. In such case, AMETEK will not be entitled to any tax deduction resulting from the issuance or sale of the shares. If the employee disposes of the shares acquired upon the exercise of an incentive stock option prior to the expiration of two years from the date the option is granted, or one year from the date the shares are transferred to him or her, any gain realized will be taxable at that time as follows: (a) as ordinary income to the extent of the difference between the option exercise price and the lesser of the fair market value of the shares on the date the option was exercised or the amount realized from the disposition, and (b) as capital gain to the extent of any excess, which gain shall be treated as short-term or long-term capital gain depending upon the holding period of the shares. In such case, AMETEK may claim an income tax deduction (as compensation) for the amount taxable to the employee as ordinary income.

In general, the difference between the fair market value of the shares at the time the incentive stock option is exercised and the option exercise price will constitute an item of adjustment for purposes of determining alternative minimum taxable income and, under certain circumstances, may be subject, in the year in which the option is exercised, to the alternative minimum tax.

If an employee uses shares which he or she already owns to pay, in whole or in part, the exercise price for shares acquired pursuant to an incentive stock option, (a) the holding period for the newly issued shares equal in value to the old shares which were surrendered upon the exercise shall include the period during which the old shares were held, (b) the employee's basis in the newly issued shares will be the same as his or her basis in the old shares surrendered and (c) no gain or loss will be recognized by the employee on the old shares surrendered. However, if an employee uses shares previously acquired pursuant to the exercise of an incentive stock option to pay all or part of the exercise price under an incentive stock option, the tender will constitute a disposition of the previously acquired shares for purposes of the one-year (or two-year) holding period requirement applicable to the incentive stock option and the tender may be treated as a taxable exchange.

Non-Qualified Stock Options

The Federal income tax consequences to an employee or director who receives non-qualified stock options, under current law, generally will be as follows:

An individual will not realize any income at the time the option is granted. The employee, if he or she is not a director, officer or beneficial owner of more than 10% of the outstanding shares of AMETEK (hereinafter, a "director, officer or principal stockholder"), will realize income, at the time he or she exercises the option, in an amount equal to the amount by which the then fair market value of the shares acquired pursuant to the exercise of the option exceeds the price paid for the shares. If a director, officer or principal stockholder receives shares pursuant to the exercise of such an option, he or she will realize ordinary income only on the earlier of (i) six months after the date of exercise, or (ii) the date on which he or she can sell the shares at a profit without being subject to liability under Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), at which time he or she will be subject to tax on the difference between the then fair market value of the shares and the price paid for them. Alternatively, a director, officer or principal stockholder who would not otherwise be subject to tax on the value of his or her shares as of the date they were acquired can file a written election with the Internal Revenue Service, no more than 30 days after the shares are transferred to him or her, to be taxed as of the date of transfer. The employee then will realize income in a total amount equal to the amount by which the fair market value of the shares, as of the date he or she acquired them, exceeds the price paid for the shares.

All income realized upon the exercise of a non-qualified stock option will be taxed at ordinary income rates. AMETEK will be entitled to a tax deduction (as compensation) for the amount taxable to an employee (including a director, officer and principal stockholder) upon the exercise of a non-qualified stock option, as described above, in the same year as those amounts are taxable to the employee.

Shares issued pursuant to the exercise of a non-qualified stock option generally will constitute a capital asset in the hands of an employee (including a director, officer or principal stockholder) and will be eligible for capital gain or loss treatment upon any subsequent disposition. The holding period of an employee (including a director, officer or principal stockholder) will commence upon the date he or she recognizes income with respect to the issuance of the shares, as described above. The employee's basis in the shares will be equal to the greater of their fair market value as of that date or the amount paid for the shares. If, however, an employee uses shares which he or she already owns to pay, in whole or in part, the exercise price for shares acquired pursuant to the exercise of a non-qualified stock option, (a) the holding period for the newly issued shares equal in value to the old shares which were surrendered upon the exercise shall include the period during which the old shares were held, (b) the employee's basis in the newly issued shares will be the same as his or her basis in the surrendered shares, (c) no gain or loss will be realized by the employee on the old shares surrendered, and (d) the employee will realize ordinary income in an amount equal to the fair market value of the additional shares received over and above the old shares surrendered.

Restricted Stock

The Federal income tax consequences to an employee or director who receives restricted stock awards, under current law, generally will be as follows:

An employee or director will not realize any income when the right to acquire shares subject to restricted stock awards ("Restricted shares") is granted to him or her, or when the certificates for the Restricted shares themselves are registered in his or her name. The employee or director will realize ordinary income as and when the Restricted shares are no longer subject to a substantial risk of forfeiture (which risk of forfeiture includes the restrictions imposed by Section 16(b) of the Exchange Act), in an amount equal to the difference between the fair market value of the Restricted shares as of such date and the price, if any, he or she paid for the shares. Alternatively, the employee or director can file a written election with the Internal Revenue Service, no more than 30 days after the certificates for the Restricted shares are issued, to be taxed as of the date of issuance on the difference between the then fair market value of the Restricted shares and the price, if any, he or she paid for the shares. Once the employee or director has realized ordinary income with respect to the Restricted shares, any subsequent increase in the value of the Restricted shares generally will be taxed when the shares are sold as long-term or short-term capital gain, depending on how long the Restricted shares are held. The employee's or director's holding period with respect to the Restricted shares will begin on the date he or she realizes ordinary income with respect to the Restricted shares and the basis in the shares will be equal to their then fair market value. AMETEK will be entitled to a tax deduction when, and to the extent, ordinary income is realized by the employee or director with respect to the shares. Any dividends or other distributions paid on the Restricted shares generally will be taxable when distributed to the employee or director.

Rights and Phantom Stock Awards

An employee will be subject to tax, at ordinary income rates, on the amount of cash and the fair market value of any property received by him or her upon the exercise of any rights or phantom stock award. AMETEK is entitled to a deduction for the amount includible in the employee's income.


THE FOREGOING SUMMARY WITH RESPECT TO FEDERAL INCOME TAXATION IS NOT INTENDED TO BE COMPLETE AND DOES NOT TAKE INTO ACCOUNT STATE TAX IMPLICATIONS. REFERENCE IS MADE TO THE APPLICABLE PROVISIONS OF THE CODE.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THIS PROPOSAL.

3. APPOINTMENT OF INDEPENDENT AUDITORS

The Board of Directors has reappointed the firm of Ernst & Young LLP as independent auditors for the year 1999. The stockholders are requested to signify their approval of the appointment.

Representatives of Ernst & Young LLP will attend the Annual Meeting and have an opportunity to make a statement if they desire and will also be available to answer appropriate questions.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THIS PROPOSAL.


4. OTHER MATTERS

As of this date the Board of Directors is not aware of any matters which may come before the Annual Meeting other than those set forth above. However, your proxy confers discretionary authority to the Board of Directors to vote on any other business that may properly come before the Annual Meeting, and any adjournments of the Annual Meeting.

                              ELECTION OF DIRECTORS


At the time of this Proxy Statement, the Board of Directors of AMETEK consists of eight members, seven of whom are non-employee directors. The Chief Executive Officer of AMETEK serves as Chairman of the Board. The Board is divided into three classes with staggered terms so that the term of one class expires at each annual meeting of stockholders.

CLASS I: NOMINEES FOR ELECTION AT THIS
ANNUAL MEETING FOR TERMS EXPIRING IN
2002:

SHELDON S. GORDON                          Chairman of Union Bancaire Privee Holdings, Inc. and affiliated
Director since 1989                        entities since May 1996.  Partner of The Blackstone Group, L.P. from
                                           April 1991 to May 1996.  Director of Anangel-American Shipholdings
                                           Limited, the Holland Balanced Fund and Union Bancaire Privee.  Age
                                           63.

DAVID P. STEINMANN                         A Managing Director of American Securities, L.P. and an executive
Director since 1993                        officer in the corporate general partner of several affiliated entities.  Age 57.

CLASS II: DIRECTORS WHOSE TERMS
CONTINUE UNTIL 2000:

HELMUT N. FRIEDLAENDER                     Private investor.  Age 85.
Director since 1955

JAMES R. MALONE                            Partner and Managing Director of Rhone Group LLC since July 1998.
Director since 1994                        Chairman of the Board since December 1996 and Chief Executive
                                           Officer since May 1997 of HMI Industries.  Chairman of the Board of
                                           Anchor Resolution Corp. (formerly Anchor Glass Container Corp.)
                                           since January 1996.  President and Chief Executive Officer of Anchor
                                           Glass Container Corp. from May 1993 to January 1996.  Chairman of the Board of Intek Capital Corp. since September 1990. Director of
                                           Amsouth Bank N.A.  Age 56.

ELIZABETH R. VARET                         A Managing Director of American Securities, L.P. and chairman of the
Director since 1987                        corporate general partner of several affiliated entities.  Age 55.

CLASS III: DIRECTORS WHOSE TERMS
CONTINUE UNTIL 2001:

WALTER E. BLANKLEY                         Chairman of the Board and Chief Executive Officer of AMETEK since
Director since 1990                        April 1993.  Chief Executive Officer since April 1990.  President from April 1990 to April 1993.  Director of AMCAST Industrial
                                           Corporation and CDI Corporation.  Age 63.

LEWIS G. COLE                              Partner, Stroock & Stroock & Lavan LLP, Attorneys.  Age 68.
Director since 1987

CHARLES D. KLEIN                           A Managing Director of American Securities, L.P. and an executive
Director since 1980                        officer in the corporate general partner of several affiliated entities.  Director of CTB International Corp.  Age 60.

                                BOARD COMMITTEES

AMETEK has an Audit Committee, a Compensation Committee, a Stock Option Committee, a Nominating Committee, and a Pension Investment Committee, all of which are comprised of non-employee directors. In addition, AMETEK has an Executive Committee which consists of four Directors and has limited powers to act on behalf of the Board whenever the Board is not in session.

The Audit Committee reviews with independent auditors the plan and results of the auditing engagement, reviews the scope and results of AMETEK's procedures for internal auditing, reviews the independence of the auditors, considers the range of audit and non-audit services, and reviews the adequacy of AMETEK's system of internal accounting controls.

The Compensation Committee analyzes and makes recommendations regarding management compensation, periodically reviews management compensation policies and practices, and recommends incentive compensation awards and officer salary adjustments to the Board of Directors.

The Stock Option Committee administers AMETEK's stock option plans.

The Nominating Committee determines the appropriate size and composition of the Board of Directors, considers qualifications of prospective Board member candidates, conducts research to identify and recommend nomination of suitable candidates, and reviews the experience, background, interests, ability and availability of prospective nominees to meet time requirements of Board of Director and committee membership.

The Pension Investment Committee reviews administration of AMETEK's retirement plans including compliance, investment manager and trustee performance and results of independent audits of the plans.

Committee membership as of the Record Date was as follows:

AUDIT                           COMPENSATION                 STOCK OPTION
-----                           ------------                 ------------
Lewis G. Cole                   Sheldon S. Gordon            Sheldon S. Gordon
Helmut N. Friedlaender          Charles D. Klein             James R. Malone
Sheldon S. Gordon               James R. Malone
David P. Steinmann              Elizabeth R. Varet

NOMINATING                      PENSION INVESTMENT           EXECUTIVE
-----------                     ------------------           ---------
Helmut N. Friedlaender          Lewis G. Cole                Walter E. Blankley
Charles D. Klein                Sheldon S. Gordon            Sheldon S. Gordon
James R. Malone                 James R. Malone              Charles D. Klein
                                                             Elizabeth R. Varet

During 1998, there were 6 meetings of the Board of Directors, 2 meetings of the Audit Committee, 3 meetings of the Compensation Committee, 2 meetings of the Stock Option Committee, 2 meetings of the Nominating Committee, 9 meetings of the Executive Committee, and 4 meetings of the Pension Investment Committee.

                            COMPENSATION OF DIRECTORS

Mr. Blankley, the only employee director of AMETEK, receives no additional compensation other than his salary for serving on the Board or its Committees. Non-employee directors receive $35,000 annually and $2,500 for each of the six regular meetings of the Board of Directors attended. There is no additional compensation for attending Committee meetings.

AMETEK sponsors a Retirement Plan for directors under which each non-employee director who has at least 3 years of service as a director or officer of AMETEK, and who does not have a benefit under AMETEK's retirement plan, will receive an annual retirement benefit equal to 100% of the highest annual rate of Board fees during the director's service with the Board. The benefit is reduced proportionately if the director has less than five years of service. Retirement benefits are paid from AMETEK's general assets. All non-employee directors have accrued an annual retirement benefit of $50,000 except Mr. Malone who has accrued a benefit of $40,000. This benefit is not available to persons who first become members of the Board of Directors on or after January 1, 1997.

AMETEK sponsors a Death Benefit Program for directors under which each non-employee director has an individual agreement which pays the director (or the director's beneficiary in the event of the director's death) an annual amount equal to 100% of the highest annual rate of compensation during the director's service with the Board. The payments are made for ten years beginning at the director's death or the later of retirement or age 70. Directors appointed after January 1, 1989 must complete five years of service as a director before becoming eligible for the benefit payable at the later of retirement or age 70. The Death Benefit Program is funded by individual life insurance policies purchased by AMETEK on the lives of the directors. In addition, active non-employee directors have a group term life insurance benefit of $50,000. AMETEK retains the right to terminate any of the individual agreements under certain circumstances.

                                 STOCK OWNERSHIP

The following table shows the number of shares of Company Common Stock the officers and directors beneficially owned as of February 12, 1999.

                                                                  Amount of Shares and
                                                                  Nature of Ownership (1)
-----------------------------------------------------------------------------------------------------------------
          Name                           Sole        Shared
                                      Voting and    Voting or
                                      Investment    Investment     Right to                               Percent
                                        Power         Power         Acquire        SERP          Total   of Class
                                          (2)           (3)           (4)           (5)
-----------------------------------------------------------------------------------------------------------------
W. E. Blankley,
Director and Officer                    101,276        48,567       395,059        15,709       560,611     1.7%
-----------------------------------------------------------------------------------------------------------------
R. W. Chlebek, Officer                       --            --        13,021         2,066        15,087       *
-----------------------------------------------------------------------------------------------------------------
L. G. Cole, Director (6)                 10,000       505,184            --            --       515,184     1.6%
-----------------------------------------------------------------------------------------------------------------
H. N. Friedlaender, Director (7)         48,500        30,400            --            --        78,900       *
-----------------------------------------------------------------------------------------------------------------
S. S. Gordon, Director                   30,000            --            --            --        30,000       *
-----------------------------------------------------------------------------------------------------------------
F. S. Hermance, Officer                  53,500            --       169,750        12,873       236,123       *
-----------------------------------------------------------------------------------------------------------------
C. D. Klein, Director (8)(11)            50,000        60,233            --            --       110,233       *
-----------------------------------------------------------------------------------------------------------------
J. R. Malone, Director                   20,000            --            --            --        20,000       *
-----------------------------------------------------------------------------------------------------------------
J. J. Molinelli, Officer                 43,143            --       109,654         6,136       158,933       *
-----------------------------------------------------------------------------------------------------------------
A.J. Neupaver, Officer                   21,399            --       105,195         6,029       132,623       *
-----------------------------------------------------------------------------------------------------------------
D. P. Steinmann, Director (9)(11)        34,700       262,144            --            --       296,844       *
-----------------------------------------------------------------------------------------------------------------
E. R. Varet, Director (10)               64,600       656,737            --            --       721,337     2.2%
-----------------------------------------------------------------------------------------------------------------
Directors and Executive                 497,607       857,866       858,713        43,525     2,257,711     7.0%
Officers as a Group (15 persons)
including individuals named above
-----------------------------------------------------------------------------------------------------------------

* Represents less than 1% of the outstanding shares of Common Stock of AMETEK.

(1) Pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended, beneficial ownership of a security consists of sole or shared voting power (including the power to vote or direct the vote) and/or sole or shared investment power (including the power to dispose or direct the disposition) with respect to the security through any contract, arrangement, understanding, relationship or otherwise.

(2) Shares held in the individual's name, individually or with others, or in the name of a bank, broker or nominee for the individual's account, where the officer or director has sole voting and investment power.

(3) Other shares where the officer or director has shared voting or investment power.

(4) Shares the officers and directors have a right to acquire through stock option exercises within 60 days of February 12, 1999.

(5) Shares deemed held for the account of the individual under the Supplemental Executive Retirement Plan (described in more detail on page
      23).

(6) Mr. Cole has shared voting and investment power with respect to 505,184 shares with Ms. Varet and others.

(7) Mr. Friedlaender has shared voting and investment power with respect to 30,400 shares. Of these, 15,200 shares are owned by a trust of which Mr. Friedlaender is a trustee; Mr. Friedlaender disclaims beneficial ownership of such shares.

(8) Mr. Klein has shared voting and investment power with respect to 60,233 shares with Mr. Steinmann and others.

(9) Mr. Steinmann has shared voting and investment power with respect to 262,144 shares, as to 140,353 shares of which such power is shared with Ms. Varet and others, as to 60,233 shares of which such power is shared with Mr. Klein and others, and as to 61,558 shares of which such power is shared with others.

(10) Includes 10,000 shares owned by a trust of which Ms. Varet's husband is a beneficiary and as to which Ms. Varet disclaims any beneficial ownership. Ms. Varet has shared voting and investment power with respect to 656,737 shares, as to 505,184 shares of which such power is shared with Mr. Cole and others, as to 140,353 shares of which such power is shared with Mr. Steinmann and others, and as to 1,200 shares of which such power is shared with others.

(11) Mr. Steinmann is an executive officer, and Mr. Klein is a portfolio manager, of Oak Hall Capital Advisors, L.P., an investment manager of AMETEK Foundation, Inc., which holds among its assets 55,800 shares; none of these shares has been included in the above table. Oak Hall Capital Advisors, L.P. is an affiliate of American Securities, L.P.

                           OTHER BENEFICIAL OWNERSHIP

The following table shows the only entities known to AMETEK to be beneficial owners of more than five percent of the outstanding shares of AMETEK as of March 26, 1999.

                                                                                                            Percent
      Name and Address of                            Nature of Beneficial                                     of
       Beneficial Owner                                   Ownership                     Amount of Shares     Class
--------------------------------------------------------------------------------------------------------------------
Fidelity Management & Research Corp.
82 Devonshire Street                          Sole dispositive power............            3,305,000*
Boston, MA  02109-3614
--------------------------------------------------------------------------------------------------------------------
Fidelity Management Trust Co.
82 Devonshire Street                          Sole voting and dispositive
Boston, MA  02109-3614                        power for ........................              137,570
====================================================================================================================
                                                    TOTAL (1)...................            3,442,570         10.74%
====================================================================================================================

Gabelli Asset Management Company
International Advisory Services Ltd.          Sole voting and dispositive
c/o Appleby, Spurling & Kempe                 power for.........................                3,500
Hamilton HM12, Bermuda
--------------------------------------------------------------------------------------------------------------------

Gabelli Funds, Inc.
One Corporate Center                          Sole voting and dispositive
Rye, NY  10580-1434                           power for.........................              565,000
--------------------------------------------------------------------------------------------------------------------

GAMCO Investors, Inc.                         Sole voting power for
One Corporate Center                          2,512,900 shares, but sole
Rye, NY   10580-1434                          dispositive power for.............            2,618,900
====================================================================================================================
                                                    TOTAL (2)...................            3,187,400          9.64%
====================================================================================================================

Southeastern Asset Management, Inc.
6410 Poplar Ave., Suite 900                   Sole voting and dispositive
Memphis, TN  38119                            power for.........................              315,000
--------------------------------------------------------------------------------------------------------------------

Longleaf Partners Small-Cap Fund              Shared voting and
6410 Poplar Ave., Suite 900                   dispositive power for.............            2,643,840
Memphis, TN  38119

                                              Shared dispositive, but no
                                              voting power for..................              272,500
====================================================================================================================
                                                    TOTAL (3)...................            3,231,340          10.1%
====================================================================================================================

* Voting power resides with Fidelity Funds' Board of Trustees.

(1)   Based on Schedule 13(G) filed on February 1, 1999.

(2) Based on Schedule 13(D) filed October 30, 1997, Mr. Mario J. Gabelli is deemed to have beneficial ownership of these shares.

(3)   Based on Amended Schedule 13(G) filed on March 8, 1999.

                               EXECUTIVE OFFICERS

Officers are appointed by the Board of Directors to serve for the ensuing year and until their successors have been elected and qualified. Information on executive officers of AMETEK is shown below:


       NAME              AGE              PRESENT POSITION WITH AMETEK
       ----              ---              ----------------------------

Walter E. Blankley       63     Chairman of the Board and Chief Executive
                                Officer

Frank S. Hermance        50     President and Chief Operating Officer

John J. Molinelli        52     Executive Vice President -- Chief Financial
                                Officer

Albert J. Neupaver       48     President -- Electromechanical Group

Robert W. Chlebek        55     President -- Electronic Instruments Group

Robert R. Mandos, Jr.    40     Vice President and Comptroller

Deirdre D. Saunders      51     Vice President and Treasurer

Donna F. Winquist        49     Vice President, Corporate Counsel and Corporate
                                Secretary

WALTER E. BLANKLEY'S employment history with AMETEK and other directorships currently held are included under the section "Election of Directors."

FRANK S. HERMANCE was elected President and Chief Operating Officer on November 21, 1996. He previously had been Executive Vice President and Chief Operating Officer since January 1, 1996 and prior to that he served as President of the Electronic Instruments Group, a position he was elected to on September 23, 1994. Mr. Hermance is also Director of CTB International Corp., a manufacturer of animal agricultural systems and grain storage equipment.

JOHN J. MOLINELLI was elected Executive Vice President -- Chief Financial Officer on April 22, 1998. Previously he had served as Senior Vice President - Chief Financial Officer since April 1994.

ALBERT J. NEUPAVER was elected President of the Electromechanical Group on January 10, 1997, and was elected President of the former Industrial Materials Group on September 23, 1994. Previously he served as a Group Vice President since May 1994.

ROBERT W. CHLEBEK joined AMETEK as President of the Electronic Instruments Group on March 1, 1997. Prior to joining AMETEK, Mr. Chlebek had been President of Philips Components North America, a subsidiary of Philips Electronics, N.V. ("Philips") since 1993.

ROBERT R. MANDOS, JR. was elected Vice President and Comptroller of AMETEK on April 22, 1998. Previously he served as Comptroller of AMETEK since April, 1996. He served as Director of Financial Information at corporate headquarters from November 1, 1995 to March 31, 1996 and Division Vice President -- Finance for the multiplant operations of the U.S. Gauge Division prior to November 1, 1995.

DEIRDRE D. SAUNDERS was elected Vice President on July 30, 1997. She has served as Treasurer since April 1993.

DONNA F. WINQUIST was elected Vice President on July 30, 1997. She became Corporate Secretary effective May 1, 1997, while retaining her responsibilities as Corporate Counsel, to which position she was appointed in December 1994.

                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

The following table shows the compensation paid to each of the five named executive officers for the years ended December 31, 1998, 1997 and 1996.

                           SUMMARY COMPENSATION TABLE


                                         Annual Compensation                  Long Term Compensation Awards
------------------------------------------------------------------------------------------------------------------
                                                               Other      Restricted      Shares       All Other
         Name and                    Salary     Bonus          Annual        Stock      Underlying    Compensation
    Principal Position       Year      ($)       ($)        Compensation    Award(s)   Options/SARs      ($)(3)
------------------------------------------------------------------------------------------------------------------
W.E. Blankley                1998    515,000    460,750          --         6,425(1)       80,000         61,562
   Chairman and              1997    505,000    485,000          --            --              --        314,535
   Chief Executive Officer   1996    487,000    440,000          --            --          96,136(2)       2,736
------------------------------------------------------------------------------------------------------------------
F.S. Hermance                1998    360,000    256,500          --            --          50,000         53,593
   President and             1997    330,000    270,000          --            --              --        242,204
   Chief Operating Officer   1996    300,000    225,000          --            --         120,170(2)       1,776
------------------------------------------------------------------------------------------------------------------
J.J. Molinelli               1998    225,000    147,250          --            --          30,000         30,725
   Executive Vice President- 1997    210,000    155,000          --            --              --        117,369
   Chief Financial Officer   1996    200,000    140,000          --            --          36,051(2)       1,872
------------------------------------------------------------------------------------------------------------------
A.J. Neupaver                1998    235,000    156,750          --            --          30,000         36,430
   President                 1997    225,000    165,000          --            --           5,000(2)     111,648
   Electromechanical Group   1996    197,500    140,000          --            --          30,043(2)       1,680
------------------------------------------------------------------------------------------------------------------
R.W. Chlebek                 1998    228,000    142,500          --            --          25,000         39,205
   President                 1997    183,333    185,000(4)       --            --          30,043(2)      25,563
   Electronic Instruments    1996      --            --          --            --              --             --
   Group
------------------------------------------------------------------------------------------------------------------

(1) In connection with a restricted stock award of 29,110 shares granted in 1991, Mr. Blankley received a stock dividend of 3,056 shares of Culligan Water Technologies, Inc. stock which was received in connection with the spin-off of AMETEK's water filtration business on August 1, 1997. On March 3, 1998, the Culligan shares were converted to 6,425 shares of AMETEK, Inc. stock.

(2) Includes share adjustment effective August 1, 1997, which was made in connection with AMETEK's disposition of its water filtration business in July 1997. The number of shares underlying unexercised stock options was increased and the exercise price was decreased in accordance with Internal Revenue Service regulation and preserved the inherent value of the unexercised stock option.

(3) The amounts reported represent AMETEK's contribution ($1,200 each) to the AMETEK Retirement and Savings Plan for each of the individuals listed above, the dollar value of premiums paid by AMETEK with respect to term life insurance for the benefit of each of the named executive officers, the amount contributed for Mr. Chlebek under the retirement feature of the AMETEK Retirement and Savings Plan ($6,500), and the dollar value of contributions under the Supplemental Executive Retirement Plan ("SERP") (described in more detail on page 23). Amounts contributed to the SERP in 1997 include a one-time credit equal to the amount of contributions that would have been made over an 8-year period had the SERP been in effect since 1989. The one-time credit for each of the named executive officers is as follows: Mr. Blankley - $252,186, Mr. Hermance - $183,132, Mr. Molinelli - $88,727, Mr. Neupaver - $79,972 and Mr. Chlebek - $0.

(4) This amount includes a $70,000 signing bonus paid to Mr. Chlebek upon his employment with AMETEK effective March 1, 1997.

                   COMPENSATION COMMITTEE REPORT ON EXECUTIVE
                                  COMPENSATION

The following report, submitted by the Compensation Committee of the Board of Directors, provides information regarding policies and practices concerning compensation of the Chairman of the Board and Chief Executive Officer and the other executive officers of AMETEK.

                              COMPENSATION OVERVIEW

      The Compensation Committee recommends to the Board of Directors (a) executive compensation arrangements for senior management and directors, and (b) compensation plans in which officers and employees are eligible to participate. The Stock Option Committee approves, and then submits for ratification to the Board of Directors, grants of stock options, stock appreciation rights and restricted stock awards under AMETEK stock plans.

      The members of the Compensation Committee, Messrs. Gordon, Klein and Malone and Ms.Varet are non-employee directors of AMETEK. The members of the Stock Option Committee, Messrs. Gordon and Malone are directors and have no other affiliation with AMETEK.

      Executive compensation consists of three principal elements: (a) salary,
      (b) annual incentive bonus and (c) grants of stock options, rights and restricted stock. AMETEK provides additional retirement and other benefits for executives similar to those provided by other major corporations.

      Information regarding similarly situated executive officers at comparable companies was drawn from publicly available information for certain of the companies included in the index of peer companies used in the Stock Performance Graphs set forth on page 24 and for certain other companies identified by an independent employee benefits consulting firm retained by AMETEK.

                     REQUIRED STOCK OWNERSHIP FOR EXECUTIVES

      The Compensation Committee and the Stock Option Committee believe that AMETEK should attract, retain, motivate and benefit from the guidance and experience of talented and qualified executives who will advance AMETEK's profitability and worldwide growth. AMETEK also believes that encouraging its executives to acquire a larger equity interest in AMETEK links their efforts as executives to the interests of the stockholders providing additional incentives for the maximum success of AMETEK. Accordingly, AMETEK has directed that executive officers and management of AMETEK acquire stock, within a reasonable period of time, varying in value from one to five times their base salary. Messrs. Blankley and Molinelli have exceeded the required AMETEK stock ownership levels of five times and three times base salary, respectively. The other executive officers continue to increase shareholdings to reach the desired ownership level.

                                     SALARY

      Salary levels for AMETEK's executive officers are based principally on the executive's responsibilities. Consideration is given to factors such as the individual's experience, record and the responsibility associated with his or her position and to external factors such as salaries paid to executive officers by comparable companies and the cost of living in the geographic area where the executive is located. When determining annual adjustments to each executive officer's salary, consideration is also given to prevailing economic conditions, to the adjustments being given to other employees within AMETEK, to the performance of the executive's responsibilities and to performance objectives. In evaluating the salaries paid to similarly situated executive officers, consideration is given to the full range of such salaries and to the experience and records of those executives who received salaries at the high, medium and low points of such range. In determining executive salaries, the Compensation Committee has generally targeted the median level of the compensation range for each position at comparable companies.

                             ANNUAL INCENTIVE BONUS

      Bonuses are viewed as an incentive reward for individual contributions to AMETEK's performance, based not only on short-term results but also investments made in future growth of AMETEK's profits. The principal financial performance measures considered by the Compensation Committee are earnings, return on assets and cash flow, with the relative weight of each of these factors being roughly equal. However, the significance of any one of these factors may vary from one executive officer to another depending upon whether that officer has been assigned other long-term goals, such as reorganizing a business, developing new products or increasing market penetration. The Chairman of the Board and Chief Executive Officer reviews AMETEK's performance and the individual contribution of each executive officer to AMETEK's performance and makes recommendations to the Compensation Committee with respect to the suitable bonus amount to be awarded to each individual for that year. The Compensation Committee then meets with the Chairman of the Board and Chief Executive Officer to consider such recommendations, makes any appropriate changes, and presents its recommendations to the Board of Directors which then discusses and votes upon the bonuses.

      Each year, an aggregate amount, generally equal to five percent of income before federal income taxes exclusive of capital gains and certain nonrecurring charges, is established for the purpose of paying the bonuses to executive officers and certain other employees. Continuing to use this formula, the bonus pool for 1998 increased compared to 1997.

      STOCK OPTIONS, STOCK APPRECIATION RIGHTS AND RESTRICTED STOCK AWARDS

      Awards of stock options, Stock Appreciation Rights ("SARs") and shares of restricted stock are considered an important complement to the cash elements of AMETEK's executive officers' compensation because they align the executives' interests with the stockholders' interests. A principal factor influencing the market price of AMETEK's stock is AMETEK's performance as reflected in its sales, earnings, cash flow and other results; thus, by granting stock options and SARs to AMETEK's executive officers, such individuals are encouraged to achieve consistent improvements in AMETEK's performance. The plans under which such awards are made have been approved by AMETEK's stockholders. Company stock options and SARs and their terms generally require the executive to be employed by AMETEK on the exercise date. The exercise price of options equals the mean market price of AMETEK's stock on the grant date. Accordingly, options will only yield income to the executive if the market price of AMETEK's stock is greater at the time of exercise than it was when the option was granted. Awards of shares of restricted stock are subject to forfeiture restrictions which prohibit the recipient from selling such shares for a specified period following the date of the award. Awards provide inducements to the executive officers to remain with AMETEK over the long term and enhance corporate performance and, correspondingly, shareholder value. When considering whether to make grants of stock options and SARs or awards of restricted stock, the Stock Option Committee reviews practices of other comparable companies as well as individual performance-related criteria, and takes into consideration the effect such awards might have on AMETEK's performance and shareholder value. The measures of AMETEK performance that are considered in making such awards, and the relative weight of each of these factors, are generally the same as those used in determining bonus levels. However, more emphasis is placed on the long-term objectives that an officer has been assigned.

                           MR. BLANKLEY'S COMPENSATION

      In determining the appropriate levels for Mr. Blankley's 1998 base salary and bonus, the Compensation Committee considered the same factors that it considered when fixing compensation levels for AMETEK's other executive officers. The Compensation Committee also considered the major initiatives and programs, which, in 1998, were commenced or furthered under Mr. Blankley's leadership. In 1998, AMETEK continued its successful execution of the financial and operating strategies of its Shareholder Value Enhancement Plan, initiated by Mr. Blankley and the Board in 1994. Among other achievements in 1998, under Mr. Blankley's leadership,

      (a) AMETEK has achieved its fifth consecutive year of record sales and double-digit percentage growth in earnings per share from continuing operations before a nonrecurring charge.

            That performance was accomplished despite economic turmoil in some of AMETEK's markets, confirming the soundness of the business strategies developed and implemented under Mr. Blankley's guidance.

      (b) AMETEK continued to enhance long-term shareholder value through its four growth strategies: Operational excellence, new product development, strategic acquisitions and global and market expansion.

            - Since the end of 1996, AMETEK acquired businesses with total annualized sales of $150 million including, in 1998, Rotron Incorporated, the Western Research business of BOVAR and the assets of Darmet Corporation.

            - AMETEK's new motor plants in Shanghai, China; Reynosa, Mexico; and the Czech Republic are all operating successfully; production in the Shanghai plant doubled in 1998.

            - AMETEK's international sales increased 8% from $320 million in 1997 to $345 million in 1998. International sales represent a growing portion of revenues, approaching 40% of total sales.

            - AMETEK continues to demonstrate superior management of net operating working capital (inventories and receivables less accounts payable) as a percentage of sales. At year-end, net operating working capital was about 17% of sales, ranking AMETEK near the top of its peer group; this was also far better than the peer group's average of 24%.

            - Through its operational excellence initiatives, AMETEK reduced manufacturing cycle times and operating costs.

            - In July 1998 Mr. Blankley led the Company's successful refinancing of its publicly held debt, reducing the interest rate from 9.75% to 7.20%, and increasing the amount financed from $150 million to $225 million. This increased the company's financial flexibility, provided the financial foundation for future growth, and reduced the cost of capital. AMETEK's 7.20% Senior Notes were rated investment grade by the Standard & Poor's rating agency.

      Certain personal criteria also were reviewed in determining Mr. Blankley's compensation, such as his six years of service as Chairman of the Board and CEO and more than 38 years of service with AMETEK in many positions including the positions of President and Chief Executive Officer. The Compensation Committee also evaluated data regarding CEO compensation practices of other comparable companies (which were identified previously) so that Mr. Blankley's total compensation would be in line with that of CEOs in such other companies. In addition, in fixing Mr. Blankley's bonus, the Compensation Committee considered AMETEK's financial performance and, in particular, the return on assets and cash flow and the total return to stockholders. Despite an increase in earnings and record performance in 1998, AMETEK did not meet expectations for even greater growth. As a result, the Board reduced the bonuses awarded to Mr. Blankley and the other named executives.

                                 SECTION 162(m)

      Section 162(m) of the Internal Revenue Code limits the deductibility by a publicly-held corporation of compensation paid in a taxable year to the Chief Executive Officer and any other executive officer whose compensation is required to be reported in the Summary Compensation Table to $1 million. For the 1998 taxable year, AMETEK did not reach, and therefore was not affected by, this limitation.

                                        Compensation Committee of the Board:

                                        Mr. Sheldon S. Gordon
                                        Mr. Charles D. Klein
                                        Mr. James R. Malone
                                        Ms. Elizabeth R. Varet

                   STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

The following table provides details regarding stock options granted to the named executive officers in 1998. In addition, the table provides the hypothetical gains or "option spreads" that would result for the respective options based on assumed rates of annual compounded stock price appreciation of 5% and 10% from the date the options were granted through their expiration dates. Individual grants were made to certain newly hired executives.


                         STOCK OPTION/SAR GRANTS IN 1998

                                                                                             Potential
                                                                                         Realizable Value at
                                                                                            Assumed Annual
                                                                                            Rate of Stock
                                                                                          Price Appreciation
                            Individual Grants                                             for Option Term(2)
---------------------------------------------------------------------------------------------------------------
                                        Percent of
                       Number of           Total
                         Shares        Options/SARs
                       Underlying       Granted to      Exercise
Name                  Option/SARs      Employees in      Price        Expiration
                     Granted(#)(1)      Fiscal Year      ($/Sh)          Date             5% ($)       10% ($)
---------------------------------------------------------------------------------------------------------------
W.E. Blankley            80,000           13.47%         29.7188      07/20/2005         967,883      2,255,579
---------------------------------------------------------------------------------------------------------------
F.S. Hermance            50,000            8.42%         30.3438      04/14/2005         617,649      1,439,384
---------------------------------------------------------------------------------------------------------------
J.J. Molinelli           30,000            5.05%         30.3438      04/14/2005         370,589        863,630
---------------------------------------------------------------------------------------------------------------
A.J. Neupaver            30,000            5.05%         30.3438      04/14/2005         370,589        863,630
---------------------------------------------------------------------------------------------------------------
R.W. Chlebek             25,000            4.21%         30.3438      04/14/2005         308,824        719,692
---------------------------------------------------------------------------------------------------------------

(1) The options granted in 1998 are exercisable after the first anniversary of the date of the grant (July 21, 1998 with respect to Mr. Blankley and April 15, 1998 with respect to Messrs. Hermance, Molinelli, Neupaver and Chlebek) during each of the four succeeding twelve-month periods only to the extent of twenty-five percent (25%) of the total number of shares optioned. Optioned shares which may have been but were not purchased during any one twelve-month period may be purchased during any one or more succeeding twelve-month periods up to the expiration date of the option. Options generally become fully exercisable in the event of the holder's death, retirement or termination of employment in connection with a change in control.

(2) The amounts represent certain assumed rates of appreciation. Actual gains, if any, on stock option exercises are dependent on future performance of AMETEK's Common Stock. There can be no assurance that the rates of appreciation reflected in this table will be achieved.

The following table shows stock option and stock appreciation rights exercised by the named executive officers during 1998 and the aggregate amounts realized by each such officer. In addition, the table shows the aggregate number of unexercised options and stock appreciation rights that were exercisable and unexercisable as of December 31, 1998, and the values of "in-the-money" stock options on December 31, 1998, which represent the positive difference between the market price of AMETEK's Common Stock and the exercise price of such options.

                     AGGREGATE OPTION/SAR EXERCISES IN 1998
                   AND OPTION/SAR VALUES AT DECEMBER 31, 1998

--------------------------------------------------------------------------------------------------------------
                                                        Number of Shares              Value of Unexercised
                                                     Underlying Unexercised               In-the-Money
                      Shares                                Options                         Options
                   Acquired On        Value           at December 31, 1998          at December 31, 1998 ($)
     Name          Exercise (#)   Realized ($)   Exercisable     Unexercisable   Exercisable     Unexercisable
--------------------------------------------------------------------------------------------------------------
W.E. Blankley               0              0         371,025         150,601       3,478,626         527,877
--------------------------------------------------------------------------------------------------------------
F.S. Hermance          18,026        246,535         147,208         119,098       1,268,359         517,995
--------------------------------------------------------------------------------------------------------------
J.J. Molinelli         28,240        371,258         100,641          55,538         905,355         191,011
--------------------------------------------------------------------------------------------------------------
A.J. Neupaver           7,210         64,396          97,685          56,284         871,829         168,451
--------------------------------------------------------------------------------------------------------------
R.W. Chlebek            2,000         20,426           5,510          47,533          21,320          87,189
--------------------------------------------------------------------------------------------------------------

                       DEFINED BENEFIT AND ACTUARIAL PLANS

The Employees' Retirement Plan of AMETEK, Inc. (the "Retirement Plan") is a non-contributory defined benefit pension plan under which contributions are actuarially determined. The following table sets forth the estimated annual benefits, expressed as a single life annuity, payable upon retirement (assuming normal retirement at age 65) under the Retirement Plan for individuals with the indicated years of service and at the indicated compensation levels (without taking into account statutory restrictions incorporated in the Retirement Plan and described below):

                               PENSION PLAN TABLE

---------------------------------------------------------------------------------
                                    Annual Benefits Based On
                          Years of Service at Normal Retirement Age (1)
---------------------------------------------------------------------------------
  Average
Compensation         15            20            25            30           35
---------------------------------------------------------------------------------
  $150,000        $58,500       $62,300       $66,200       $66,200       $66,200
---------------------------------------------------------------------------------
   200,000         78,900        84,000        89,100        89,100        89,100
---------------------------------------------------------------------------------
   250,000         99,300       105,700       112,100       112,100       112,100
---------------------------------------------------------------------------------
   300,000        119,700       127,400       135,000       135,000       135,000
---------------------------------------------------------------------------------
   350,000        140,100       149,000       158,000       158,000       158,000
---------------------------------------------------------------------------------
   400,000        160,500       170,700       180,900       180,900       180,900
---------------------------------------------------------------------------------
   450,000        180,900       192,400       203,900       203,900       203,900
---------------------------------------------------------------------------------
   500,000        201,300       214,100       226,800       226,800       226,800
---------------------------------------------------------------------------------
   550,000        221,700       235,700       249,800       249,800       249,800
---------------------------------------------------------------------------------
   600,000        242,100       257,400       272,700       272,700       272,700
---------------------------------------------------------------------------------
   650,000        262,500       279,100       295,700       295,700       295,700
---------------------------------------------------------------------------------
   700,000        282,900       300,800       318,600       318,600       318,600
---------------------------------------------------------------------------------

(1) Benefit amounts assume a participant reaches age 65 in 1999; for younger participants, the benefit amounts are less than the amounts indicated above.

At December 31, 1998, the executives named in the Summary Compensation Table had the following years of credited service under the Retirement Plan: Mr. Blankley-38; Mr. Hermance-8; Mr. Molinelli-29; and Mr. Neupaver-22. Persons joining AMETEK after January 1, 1997, including Mr. Chlebek, are not eligible to participate in the Retirement Plan, but instead are eligible to participate in a new retirement feature of the AMETEK Retirement and Savings Plan. Participants receive an annual contribution between 3% and 8% of their compensation depending on their age and service with AMETEK. (See footnote No. 3 to Summary Compensation Table on page 17.)


The annual compensation taken into account for any plan year is generally equal to the participant's salary and any bonus accrued during the plan year as reported in the Summary Compensation Table. Compensation in excess of certain amounts prescribed by the Secretary of the Treasury ($160,000 for 1999) cannot be taken into account under the Retirement Plan or the Retirement Feature of the AMETEK Retirement and Savings Plan. The individuals named in the Summary Compensation Table are subject to this limitation. However, in accordance with a non-qualified supplemental pension arrangement, AMETEK has agreed to provide to Mr. Blankley, a benefit in an amount equal to the excess of the annual pension benefit which would be payable to him under the terms of the Retirement Plan in the absence of statutory restrictions over the amount actually payable under the Retirement Plan. The benefit is limited to the projected excess payable at age 65 determined as of May 21, 1991, taking into account the statutory restrictions as of such date. Pursuant to the arrangement, a restricted stock award was granted in 1991 under the 1991 Stock Incentive Plan of AMETEK, Inc. for 29,110 shares of AMETEK's Common Stock having a fair market value on the date of grant of 50% of the present value of the projected benefit under the supplemental pension arrangement. The remaining 50% of the benefit will be payable in cash, directly out of AMETEK's general assets. Under this arrangement, Mr. Blankley will not receive an amount sufficient to provide him with his full benefit under the Retirement Plan, since the amount of compensation that can be taken into account under the statutory restrictions in effect in 1991 has been subsequently reduced. (See footnote No. 1 to Summary Compensation Table on page 17.)

In addition, pursuant to the AMETEK, Inc. Supplemental Executive Retirement Plan ("SERP") AMETEK has agreed, beginning in 1997, to credit to the account of employees, including executives named in the Summary Compensation Table, an amount equal to 13% of the executive's compensation in excess of the statutory restrictions for each plan year, in order to compensate them for the loss of retirement income under the Retirement Plan or the retirement feature of the AMETEK Retirement and Savings Plan resulting from those restrictions. The contribution for Mr. Blankley under the SERP is limited to 13% of his compensation that is not taken into account under the agreement described in the preceding paragraph. The credited amounts are deemed to be invested in AMETEK Common Stock and, upon retirement, shall be distributed in kind. In addition, a one-time credit was made in 1997 to each such executive's account equal to the value of the shares of Common Stock, if any, that would have been credited to the executive's account had the SERP been in effect since January 1, 1989 when the statutory limits first became effective. An executive's right to a benefit under the SERP becomes non-forfeitable at the same time as the executive's right to an accrued benefit under the Retirement Plan (or the retirement feature of the AMETEK Retirement and Savings Plan) becomes non-forfeitable.

For retirements occurring in 1999, the maximum annual pension benefit payable at normal retirement age is restricted, by law, to the greater of $130,000 or the amount of such benefit determined under the Retirement Plan and prior existing law as of December 31, 1982. The $130,000 limit is adjusted annually by the Secretary of the Treasury to reflect increases in the cost of living.

                            STOCK PERFORMANCE GRAPHS

The first graph which follows compares the cumulative total shareholder return for AMETEK for the five years ended December 31, 1998 with the total returns for the same period for the Russell 2000 Index and the Dow Jones Electrical Components and Equipment Industry Group (DJEE), assuming an initial investment of $100 invested on December 31, 1993, and the reinvestment of all dividends. As of December 31, 1998, AMETEK changed its market index to the Russell 2000 Index ("new market index") from the S&P 500 Index ("former market index"). Since the market capitalization of AMETEK is more closely approximated by companies comprising the Russell 2000, and the common stock of AMETEK is a component of the Russell 2000 Index, the new market index is a more relevant comparison of the Company's stock performance. As required by the Securities and Exchange Commission, a second graph is also presented which compares AMETEK's cumulative total return for the same five-year period with the total return for the former market index.


                              [NEW MARKET INDEX LINE CHART]

                   1993       1994       1995       1996       1997       1998
                  -------    -------    -------    -------    -------    -------
AMETEK            $100.00    $134.46    $151.41    $181.85    $265.89    $221.99
DJEE               100.00     104.48     130.29     162.58     186.12     221.78
Russell 2000       100.00      98.18     126.10     146.90     179.75     175.19

                            [FORMER MARKET INDEX LINE CHART]

                   1993       1994       1995       1996       1997       1998
                  -------    -------    -------    -------    -------    -------
AMETEK            $100.00    $134.46    $151.41    $181.85    $265.89    $221.99
DJEE               100.00     104.48     130.29     162.58     186.12     221.78
S&P 500            100.00     101.32     139.40     171.40     228.59     293.91

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Sheldon S. Gordon, Charles D. Klein, James R. Malone and Elizabeth R. Varet comprise the Compensation Committee. Mr. Klein and Ms. Varet are managing directors of American Securities, L.P., an investment banking firm.

The law firm of Stroock & Stroock & Lavan LLP, of which Mr. Cole is a member, rendered during 1998 and continues to render services as General Counsel for AMETEK and its subsidiaries. The investment banking firm of American Securities, L.P., and affiliates of American Securities, L.P., including Oak Hall Capital Advisors, L.P., rendered during 1998 and continue to render financial advisory, investment management and other services to AMETEK. For 1998, Stroock & Stroock & Lavan LLP, and American Securities, L.P. and its affiliates in the aggregate, received $655,000 and $507,000, respectively, for services provided. American Securities, L.P. is owned indirectly by Ms. Varet and members of her family through family trusts of which Ms. Varet and Mr. Cole are co-trustees.

                        COMPLIANCE WITH SECTION 16(a) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires AMETEK's directors and officers to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of AMETEK's Common Stock. Copies of all such Section 16(a) reports are required to be furnished to AMETEK. These filing requirements also apply to holders of more than ten percent of AMETEK's Common Stock; to AMETEK's knowledge, there currently are no such holders. To AMETEK's knowledge, based solely on a review of the copies of Section 16(a) reports furnished to AMETEK and written representations that no other reports were required, during the fiscal year ended December 31, 1998, AMETEK's officers and directors were in compliance with all Section 16(a) filing requirements.

               EMPLOYMENT CONTRACTS AND TERMINATION, SEVERANCE AND
                         CHANGE-IN-CONTROL ARRANGEMENTS

AMETEK has entered into change of control agreements with most of its executive officers, including the executives listed in the Summary Compensation Table. The purpose of the agreements is to assure the continued attention and dedication of key executives when AMETEK is faced with a potential change of control by providing for some continuation of the executive's compensation and benefits. Under the agreements, the sum of the executive's prior year's salary, plus the greater of (a) the current year's bonus, or (b) the average of the two prior years' bonuses (as limited under Section 280G of the Code) will be continued for a period of one, two or three years (as defined in each executive's agreement), and health benefits will be continued until Medicare eligibility, coverage under another group health plan, the expiration of ten years or the executive's death, whichever is earlier, in the event that the executive's employment is terminated by AMETEK without cause or by the executive for good reason within two years after a Change of Control. For purposes of the agreements, a "Change of Control" means the acquisition of 20% or more of the voting stock of AMETEK by a party other than AMETEK (or its affiliates), or a merger or consolidation after which the stockholders of AMETEK do not own or control at least 50% or more of the voting stock of AMETEK, or any sales or other disposition of all or substantially all of AMETEK's assets, or a plan of liquidation is approved. Each of the executive officers named in the Summary Compensation Table on page 17 would be entitled to three times (two times for Mr. Chlebek) their compensation in the event of a Change of Control.

Pursuant to a Supplemental Senior Executive Death Benefit Program (the "Program"), AMETEK has entered into individual agreements with certain executives. The agreements require AMETEK to pay death benefits to their designated beneficiaries and to pay lifetime benefits to the executives under certain circumstances. If a covered executive dies before retirement or before age 65 while on disability retirement, the executive's beneficiary will receive monthly payments from the date of the executive's death until the date he or she would have attained age

80, but not less than for 15 years (the 15-year minimum guarantee does not apply to executives whose inclusion in the Program is approved after December 31,
1986). If a covered executive retires, or reaches age 65 while on disability retirement, the Program provides for an annual benefit of one-tenth of the lesser of (a) twice the executive's average annual base salary for the last five full years of service, rounded off to the next highest multiple of $50,000 or
(b) a maximum amount specified in the agreement. The highest maximum amount specified in the existing agreements is $1,000,000. The benefit is payable monthly over a period of 10 years to the executive or the executive's beneficiary. The payments will commence for retirees at age 70 or death, whichever is earlier. However, if the executive retires after age 70, the payments commence on retirement.

To fund benefits under the Program, AMETEK has purchased individual life insurance policies on the lives of certain of the covered executives. AMETEK retains the right to terminate all of the Program agreements under certain circumstances. Messrs. Blankley, Hermance, Molinelli, and Neupaver are participants in the Program.

Pre- and post-retirement life insurance coverage and supplemental retirement income are provided to Mr. Chlebek under a Supplemental Senior Executive Split Dollar Death Benefit Plan. To fund these benefits, AMETEK has purchased a split-dollar life insurance policy. AMETEK pays the majority of the premium costs with Mr. Chlebek paying approximately $500 per year. Pre-retirement death benefits include a $490,000 lump sum payment to his beneficiary and an annual payment of $70,000 commencing ten years after his death and ending on the date Mr. Chlebek would have attained age 80. Upon Mr. Chlebek's attainment of age 65, AMETEK will withdraw from the policy an amount equal to the amount of premiums paid, and he will become the owner of the policy which is targeted to have a value of approximately $300,000 to $350,000 at age 65. In the event Mr. Chlebek terminates employment prior to age 65, he can either purchase the policy from AMETEK, or terminate the agreement.


             STOCKHOLDER PROPOSALS FOR THE YEAR 2000 PROXY STATEMENT

Proposals of stockholders intended to be presented at AMETEK's 2000 Annual Meeting of stockholders must be received by AMETEK at its executive offices shown on page 1 of this proxy statement on or prior to November 20, 1999 to be eligible for inclusion in the proxy material to be used in connection with the 2000 Annual Meeting.

                                        By order of the Board of Directors
                                        DONNA F. WINQUIST,
                                        Corporate Secretary

Dated: Paoli, Pennsylvania
       April 6, 1999

                                                                         ANNEX A

                            1999 STOCK INCENTIVE PLAN
                                 OF AMETEK, INC.

1. Purpose. The purpose of this Stock Incentive Plan is to advance the interests of the Corporation by encouraging and enabling the acquisition of a larger personal proprietary interest in the Corporation by key employees and Directors of the Corporation and its Affiliates upon whose judgment and keen interest the Corporation is largely dependent for the successful conduct of its operations, and by providing such key employees and Directors with incentives to maximize the success of the Corporation. It is anticipated that the acquisition of such proprietary interest in the Corporation and such incentives will strengthen the desire of such key employees and Directors to remain with the Corporation as well as that such incentives and the opportunity to acquire such a proprietary interest will enable the Corporation and its Affiliates to attract desirable personnel and Directors.

2. Definitions. When used in this Plan, unless the context otherwise requires:

      (a)   "Act" shall mean the Securities Exchange Act of 1934, as amended.

      (b) "Affiliate" shall mean a person or entity that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Corporation. For this purpose, 50% general voting power of an incorporated entity, or 50% profits interest of an unincorporated entity, as the case may be, shall constitute control.

      (c) "Board of Directors" shall mean the Board of Directors of the Corporation as constituted at any time.

      (d) "Chairman of the Board" shall mean the person who at the time shall be Chairman of the Board of Directors of the Corporation.

      (e)   "Code" shall mean the Internal Revenue Code of 1986, as amended.

      (f) "Committee" shall mean the Stock Option Committee, a sub-committee of the Compensation Committee of the Board of the Corporation and hereinafter described in Section 4.

      (g)   "Corporation" shall mean AMETEK, Inc.

      (h) "Fair Market Value" shall mean the average of the high and low sales prices on the stock exchange or market on which the Shares are primarily traded on the date as of which such value is being determined or, if there shall be no sale on that date, then on the last previous day on which a sale was reported.

      (i) "Incentive Award" shall mean an Option, Phantom Stock Award, Restricted Stock Award, or Rights granted pursuant to the Plan.

      (j)   "Incentive Stock Option" shall mean an option as defined under
            Section 422 of the Code and regulations promulgated thereunder.

      (k) "Non-Employee Director" shall mean a Director of the Corporation and/or its Affiliates who is not also an employee of the Corporation and/or its Affiliates.

      (l) "Non-Qualified Stock Option" shall mean an Option other than an Incentive Stock Option.

                                                                         ANNEX A

      (m) "Options" shall mean the stock options granted pursuant to the Plan, including Non-Qualified Stock Options and Incentive Stock Options, which shall entitle the holder thereof to purchase Shares from the Corporation for such price and at such times as the Committee shall determine at the time the Options are granted, subject to the terms and conditions of the Plan.

      (n) "Phantom Stock Award" shall mean an Award granted in accordance with the provisions of Section 11 hereof, which shall entitle the holder thereof to receive from the Corporation cash or Shares, or a combination of cash and Shares, based upon the Fair Market Value of Shares at the time of the expiration of the vesting period under such Award, subject to the terms and conditions of the Plan.

      (o) "Phantom Stock Units" shall mean the units of Phantom stock credited to the holder of a Phantom Stock Award, each of which units shall be a fictitious share of common stock which is the equivalent of one Share.

      (p)   "Plan" shall mean the 1999 Stock Incentive Plan of AMETEK, Inc.

      (q) "Restricted Shares" shall mean the Shares issued as a result of a Restricted Stock Award.

      (r) "Restricted Stock Award" shall mean a grant of Shares or of the right to purchase Shares pursuant to Section 10 hereof. Such Shares, when and if issued, shall be subject to such transfer restrictions and risk of forfeiture as the Committee shall determine at the time the Award is granted, or as specified in subsection (a)(iv) of
            Section 10 hereof, until such specific conditions are met. Such conditions may be based on continuing employment (or services) or achievement of pre-established performance objectives, or both.

      (s) "Rights" shall mean stock appreciation rights granted pursuant to the Plan, which shall entitle the holder thereof to receive from the Corporation cash or Shares or a combination of cash and Shares based upon the excess of the Fair Market Value of Shares at the time of exercise over the purchase price of the Shares subject to the related Option, or the Fair Market Value of Shares on the date the Rights were granted, as the case may be, subject to the terms and conditions of the Plan.

      (t)   "Share" shall mean a share of common stock of the Corporation.

3. Shares Subject to the Plan. Subject to the provisions of Section 16 hereof, the aggregate number of Shares that may be subject to Options, Phantom Stock Awards (other than any Phantom Stock Awards which are payable only in cash), Restricted Stock Awards and Rights shall not exceed 2,000,000, which Shares may be either Treasury Shares or authorized but unissued Shares. A maximum of 15% of the aggregate number of Shares, or 300,000 Shares, may be awarded to any single individual during the duration of the Plan. A maximum of 10% of the aggregate number of Shares, or 200,000 Shares, may be awarded as Restricted Shares, Rights and Phantom Stock Awards. A maximum of 3% of the aggregate number of shares or 60,000 Shares, may be awarded, in the aggregate, as Restricted Stock Awards with vesting periods of less than 3 years. In the event the Corporation adopts a stock purchase plan for the benefit of its employees, the shares of common stock awarded under that plan shall further reduce the aggregate number of Shares available under this Plan. If the Shares that would be issued or transferred pursuant to any such Incentive Award are not issued or transferred and cease to be issuable or transferable for any reason (including the extent to which payment pursuant to a Phantom Stock Award is made in cash), or if Restricted Shares issued pursuant to a Restricted Stock Award are forfeited, the number of Shares subject to such Incentive Award will no longer be charged against the limitation provided for herein (even if the holders had voting or dividend rights with regard to the Shares) and may again be made subject to Incentive Awards; provided, however, that Shares as to which an Option has been surrendered in connection with the exercise of a related Right shall not again be available for the grant of any

                                                                         ANNEX A

further Incentive Awards. Notwithstanding, the preceding, with respect to any Option or Right granted to any person who is a "covered employee" as defined in
Section 162(m) of the Code that is canceled (other than with respect to the exercise of a related Right or Option) or as to which the exercise price or base value is reduced, the number of shares subject to such Option or Right shall continue to be counted, in accordance with said Section 162(m) and regulations promulgated thereunder, against the maximum number of Shares which may be the subject of Incentive Awards granted to such person.

4. Committee. The Plan shall be administered by a Committee which shall consist of at least two Directors, all of whom shall be "outside directors" as defined under Section 162(m) of the Code and related Treasury regulations and all of whom shall be "Non-Employee Directors" as defined under Rule 16b-3 under the Act. The members of the Committee shall be selected by the Board of Directors. If a member of the Committee, for any reason, shall cease to serve, the vacancy may be filled by the Board of Directors. Any member of the Committee may be removed at any time, with or without cause, by the Board of Directors. The Chairman of the Committee shall be designated by the Board of Directors, and meetings of the Committee may be called at any time by its Chairman or upon written request of a majority of the members of the Committee, provided that meetings may be held at any time without notice if all the members are present or if at any time before or after the meeting those not present waive notice of the meeting in writing. Subject to the preceding provision, at least one day's notice of the meeting shall be given in person or by telephone, letter, fax, telegram or cablegram. At all meetings of the Committee, a majority of the members of the Committee at the time of such meeting shall be necessary to constitute a quorum. Any act of a majority of the quorum present at a meeting shall be the act of the Committee.

5. Participants. All key employees of the Corporation and its Affiliates shall be eligible to receive Incentive Awards under the Plan. The persons to whom Incentive Awards are to be offered under the Plan and the number of Shares with respect to which Incentive Awards are to be granted to each such person shall be determined by the Committee in its sole discretion subject, however, to the terms and conditions of the Plan. In addition to the foregoing, each Non-Employee Director whose initial election to the Board of Directors is on or after the date of the adoption of the Plan by the Board of Directors (other than any Non-Employee Director who is a partner of the law firm then retained as general counsel to the Corporation) shall be granted, as of the date such Director becomes a member of the Board of Directors, a Non-Qualified Stock Option to purchase 20,000 Shares. The Non-Qualified Stock Option shall expire seven (7) years from the date of grant and shall be exercisable by such Non-Employee Director after the anniversary date of the grant, during each of the four succeeding twelve (12) month periods only to the extent of 5,000 Shares. Subject to Section 13 hereof, optioned Shares which may have been but were not purchased during any one twelve (12) month period may be purchased during any one or more succeeding twelve (12) month periods. Payment for the stock purchased pursuant to the exercise of the Option shall be made in full at the time of the exercise of the Option by cash, by check payable to the order of the Corporation, or by the delivery to the Corporation of Shares which shall be valued at their fair market value on the date of exercise of the Option. Non-Employee Directors shall not be granted Incentive Awards under the Plan except in accordance with the foregoing.

6. Grant of Options. The number of Options to be granted to any eligible person shall be determined by the Committee in its sole discretion. At the time an Option is granted, the Committee may, in its sole discretion, designate whether such Option (a) is to be considered as an Incentive Stock Option, or (b) is to be treated as a Non-Qualified Stock Option for purposes of this Plan and the Code, or (c) is in part to be considered as an Incentive Stock Option and in part to be treated as a Non-Qualified Stock Option for purposes of this Plan and the Code; provided, however, that no Incentive Stock Option may be granted after January 26, 2009.

Notwithstanding any other provision of this Plan to the contrary, to the extent that the aggregate Fair Market Value (determined as of the date an Option is granted) of the Shares with respect to which Options which are designated as Incentive Stock Options (and any other incentive stock options granted to an employee after 1986 under any other incentive stock option plan maintained by the Corporation or any Affiliate that meets the requirements of Section 422 of the Code) first become exercisable in any calendar year exceeds $100,000, such

                                                                         ANNEX A

Options shall be treated as Non-Qualified Stock Options. This paragraph shall be applied by taking options into account in the order in which they are granted.

Nothing herein contained shall be construed to prohibit the granting of Options at different times to the same person.

The form of Option shall be as determined from time to time by the Committee. A certificate of Option signed by the Chairman of the Board or the President or a Vice President, attested by the Treasurer or an Assistant Treasurer, or Corporate Secretary or an Assistant Secretary of the Corporation having the seal of the Corporation affixed thereto, shall be delivered to each person to whom an Option is granted.

7. Grant of Rights. The Committee shall have the authority in its discretion to grant to any eligible person Rights which may be granted separately or in connection with an Option (either at the time of grant or at any time during the term of the Option; provided, however, that in the case of an Incentive Stock Option, Rights may be granted only at the time the Incentive Stock Option is granted). Rights granted in connection with an Option, shall be granted with respect to the same number of Shares then covered by the Option, subject to adjustment pursuant to the provisions of Section 16 hereof, and may be exercised as determined by the Committee in its discretion at the time of the grant of the Rights, either in conjunction with, or as an alternative to, the exercise of the related Option.

Conjunctive Rights granted in connection with an Option shall entitle the holder thereof to receive payment from the Corporation, determined as hereinafter provided, only if and to the extent that the related Option is exercisable and is exercised. Upon any exercise of an Option in respect of which conjunctive Rights shall have been granted, the holder of the Rights shall be entitled to receive payment of an amount equal to the product obtained by multiplying (i) the excess of the Fair Market Value of one Share on the date of such exercise over the purchase price per Share payable upon exercise of the related Option (the "Price Spread"), or a portion of the Price Spread determined by the Committee at the time of grant, by (ii) the number of Shares in respect of which the related Option shall have then been so exercised; provided, however, that the amount of the payment which a holder of such Rights shall be entitled to receive upon any exercise of the Rights shall in no event exceed two times the aggregate purchase price payable by such holder for the Shares in respect of which the related Option shall have then been so exercised.

Alternative Rights granted in connection with an Option shall entitle the holder thereof to receive payment from the Corporation, determined as hereinafter provided, only if and to the extent that the related Option is exercisable, by surrendering the Option with respect to the number of Shares as to which such Rights are then exercised. Such Option, to the extent surrendered, shall be deemed exercised. Upon any exercise of alternative Rights, the holder thereof shall be entitled to receive payment of an amount equal to the product obtained by multiplying (i) the Price Spread, or a portion of the Price Spread determined by the Committee at the time of grant, by (ii) the number of Shares in respect of which the Rights shall have then been so exercised. Rights granted without relationship to an Option shall be exercisable as determined by the Committee, but in no event after seven (7) years from the date of grant. Such Rights shall entitle the holder, upon the exercise thereof, to receive payment from the Corporation of an amount equal to the product obtained by multiplying (i) the excess of the Fair Market Value of one Share on the date of such exercise over the Fair Market Value of one Share on the date the Rights were granted (the "Value Spread"), or a portion of the Value Spread determined by the Committee at the time of grant, by (ii) the number of Shares in respect of which the Rights shall have then been so exercised.

Notwithstanding anything contained herein, the Committee may, in its sole discretion, limit the amount payable upon the exercise of Rights. Any such limitation shall be determined as of the date of grant and noted on the certificate evidencing the grant of the Rights.

Payment of the amount determined hereunder upon the exercise of conjunctive Rights or Rights granted without relationship to an Option shall be made solely in cash. At the holder's election, payment of the amount determined hereunder upon the exercise of alternative Rights granted in connection with an Option may be

                                                                         ANNEX A

made solely in cash, or solely in Shares valued at their Fair Market Value on the date of exercise of the Rights, or in a combination of cash and Shares. Notwithstanding any other provision of the Plan or of any Option or Rights, upon the exercise of such alternative Rights, the Committee shall have the power at its discretion to disapprove the holder's election as to the form (i.e., cash or Shares, or part in cash and part in Shares) in which payment of the Rights will be made and to substitute therefor payment as it determines. If the Committee does not disapprove an election made upon the exercise of Rights within 60 days after such exercise or election then the Committee shall be deemed to have approved such election. No fractional Shares shall be issued by the Corporation, and settlement therefor shall be made in cash.

The form of Rights shall be as determined from time to time by the Committee. A Certificate of Rights signed by the Chairman of the Board or the President or a Vice President, attested by the Treasurer or an Assistant Treasurer, or Corporate Secretary or an Assistant Secretary of the Corporation and having the seal of the Corporation affixed thereto, shall be delivered to each person to whom Rights are granted.

8. Duration of Option and Related Rights. The duration of any Option granted under the Plan shall be fixed by the Committee in its sole discretion; provided, however, that no Option shall remain in effect for a period of more than seven
(7) years from the date on which it is granted; and provided further that an Incentive Stock Option that is granted to an employee of the Corporation or an Affiliate who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or any Affiliate, may not have a term that exceeds five years from the date of grant. The duration of any Rights granted in connection with any Option granted under the Plan shall be coterminous with the duration of the related Option.

9. Exercise of Options and Rights. Except as otherwise provided hereunder, an Option and Rights, after the grant thereof, shall be exercisable by the holder at such rate and times as may be fixed by the Committee, in its sole discretion, at the time the Option and Rights are granted. Notwithstanding the foregoing, all or any part of any remaining unexercised Options or Rights granted to any person may be exercised (a) subject to the provisions of Section 13 hereof, upon the holder's retirement at or after age 65, provided the holder has completed at least two full years of employment with the Corporation or any Affiliate of the foregoing, (b) subject to the provisions of Section 13 hereof, upon the death of the holder, (c) upon the holder's termination of employment in connection with a Change in Control, or (d) upon the occurrence of such special circumstance or event as in the opinion of the Committee merits special consideration.

As used in the Plan, a "Change in Control" shall be deemed to have occurred if

      (i) Any person (except the Corporation, any subsidiary of the Corporation, any employee benefit plan of the Corporation or of any subsidiary of the Corporation, or any person or entity organized, appointed or established by the Corporation for or pursuant to the terms of any such employee benefit plan), together with all affiliates and associates of such person, becomes the beneficial owner, directly or indirectly, in the aggregate of 20% or more of the value of the outstanding equity or combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors; or

      (ii) The shareholders of the Corporation approve a merger or consolidation the result of which is that the shareholders of the Corporation do not own or control at least 50% or more of the value of the outstanding equity or combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors, or there occurs a sale or other disposition of all or substantially all of the Corporation's assets or a plan of liquidation is approved; provided, however, that an internal reorganization shall not constitute a "Change in Control" if the shareholders of the Corporation own or control, directly or indirectly, at least 50% of the value of the outstanding equity or combined voting power of the then outstanding voting securities of the new company entitled to vote generally in the election of directors of that company.

                                                                         ANNEX A

An Option shall be exercised by the delivery of a duly signed notice in writing to such effect, together with the Option certificate and the full purchase price of the Shares purchased pursuant to the exercise of the Option to the Corporate Secretary or an officer of the Corporation appointed by the Chairman of the Board for the purpose of receiving the sum. Payment of the full purchase price shall be made as follows: in cash or by check payable to the order of the Corporation, or by delivery to the Corporation of Shares which shall be valued at their Fair Market Value on the date of exercise of the Option or by such other methods as the Committee may permit from time to time, including payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board; provided, however, that a holder may not use any Shares acquired pursuant to the exercise of an Option granted under this Plan or any other stock option plan maintained by the Corporation or any Affiliate unless the holder has beneficially owned such Shares for at least six months, nor may the holder use any Restricted Shares with respect to which all restrictions and conditions have not lapsed or been satisfied for at least six months. Any Rights exercised in conjunction therewith shall be exercised by the inclusion in such notice of a notice of exercise of Rights, together with the Rights certificate.

Within a reasonable time after the exercise of an Option, the Corporation shall cause to be issued and delivered, to the person entitled thereto, a certificate for the Shares purchased pursuant to the exercise of the Option, and, if Rights have been exercised in conjunction therewith, the amount of cash determined in accordance with Section 7 hereof. If the Option and any conjunctive Rights shall have been exercised with respect to less than all of the Shares subject to the Option and Rights, the Corporation shall also cause to be delivered to the person entitled thereto an Option certificate and a Rights certificate with respect to the number of Shares equal to the difference between the number of Shares of the Option certificate and Rights certificate surrendered at the time of the exercise of the Option and Rights and the number of Shares with respect to which the Option and Rights were so exercised, or the original Option certificate and Rights certificate shall be endorsed to give effect to the partial exercise thereof. If any Option is treated in part as an Incentive Stock Option and in part as a Non-Qualified Stock Option, the Corporation shall designate the Shares that are treated as purchased pursuant to the exercise of an Incentive Stock Option by causing to be delivered a separate certificate therefor.

Rights that are exercisable as an alternative to the exercise of a related Option, or without any relationship to an Option, shall be exercised by the delivery of a duly signed notice in writing to such effect, together with the Rights certificate, and, in the case of alternative Rights, a specification of the percentages of the Rights which the holder desires to receive in cash and in Shares. Holders of alternative Rights shall also surrender the related Option certificate. Within a reasonable time thereafter, the Corporation shall cause to be delivered and/or issued to the person entitled thereto, the amount of cash and/or a certificate for the number of Shares determined in accordance with
Section 7 hereof. Upon the exercise of alternative Rights, the number of Shares subject to exercise under the related Option or portion thereof shall be reduced by the number of Shares represented by the Option or portion thereof surrendered. Shares subject to Options or portions thereof surrendered upon the exercise of alternative Rights shall not be available for subsequent Incentive Awards under the Plan. If the Rights shall have been exercised with respect to less than all of the Shares subject thereto (or to the related Option, if any), the Corporation shall also cause to be delivered to the person entitled thereto a Rights certificate (and an Option certificate, in the case of alternative Rights) with respect to the difference between the number of Shares of the Rights certificate (and related Option certificate, if any) surrendered at the time of the exercise of the Rights and the number of Shares with respect to which the Rights were so exercised (and the related Option, if any, was so surrendered), or the original Rights certificate (and related Option certificate, if any) shall be endorsed to give effect to the partial exercise (and surrender) thereof.

Notwithstanding any other provision of the Plan or of any Option or Rights, no Option or Rights granted pursuant to the Plan may be exercised at any time when the Option or Rights or the granting or exercise thereof violates any law or governmental order or regulation.

10. Terms and Conditions of Restricted Stock Awards.

      (a) All Restricted Shares granted to or purchased by an eligible person pursuant to the Plan shall be subject to the following conditions:

                                                                         ANNEX A

            (i) the Restricted Shares may not be sold, transferred, or otherwise alienated or hypothecated until the restrictions are removed or expire;

            (ii) each certificate representing Restricted Shares issued pursuant to a Restricted Stock Award under this Plan shall bear a legend making appropriate reference to the restrictions imposed;

            (iii) no Restricted Shares shall have a vesting period of less than
                  3 years except upon the occurrence of such special circumstance or event as, in the opinion of the Committee, merits special consideration; and

            (iv) the Committee may impose such other conditions as it may deem advisable on any Restricted Shares granted to or purchased by an eligible person pursuant to a Restricted Stock Award under this Plan, including, without limitation, restrictions under the requirements of any stock exchange upon which such Shares or shares of the same class are then listed, and under any securities law applicable to such Shares.

      (b) The restrictions imposed under subsection (a) hereof upon Restricted Stock Awards shall lapse in accordance with a schedule or other conditions as determined by the Committee, subject to the provisions of Section 13 hereof.

      (c) Prior to the expiration or lapse of all of the restrictions and conditions imposed upon Restricted Shares, a stock certificate or certificates representing such Restricted Shares shall be registered in the holder's name but shall be retained by the Corporation for the holder's account. The holder shall have the right to vote such Restricted Shares and shall have all other rights and privileges of a beneficial and record owner with respect thereto, including, without limitation the right to receive dividends, distributions and adjustments with respect thereto; provided, however, that such dividends, distributions and adjustments may be retained by the Corporation for the holder's account and for delivery to the holder, together with the stock certificate or certificates representing such Restricted Shares, as and when said restrictions and conditions shall have expired or lapsed.

11. Terms and Conditions of Phantom Stock Awards. The Committee shall have the authority in its discretion to grant to any eligible person Phantom Stock Awards which shall be subject to the following conditions:

      (a) The Phantom Stock Units credited to the holder of a Phantom Stock Award shall be subject to a vesting period which shall mean a period commencing on the date the Award is granted and ending in accordance with a schedule or other conditions as determined by the Committee, subject to the provisions of Section 13 hereof. The Committee may provide for the expiration of the vesting period in installments where deemed appropriate.

      (b) A Phantom Stock Award shall entitle the holder, upon the expiration of the vesting period, to receive payment from the Corporation of an amount equal to the product obtained by multiplying (i) the Fair Market Value of one Share on the date of such expiration by (ii) the number of Phantom Stock Units in respect of which the vesting period shall have then expired. The payment of such amount may be made solely in cash, or solely in Shares valued at their Fair Market Value on the date of expiration of the vesting period, or in a combination of cash and Shares, subject to such terms and conditions as are determined by the Committee; provided, however, that no fractional Shares shall be issued by the Corporation, and settlement therefor shall be made in cash.

                                                                         ANNEX A

      (c) The Committee may impose such other conditions as it may deem advisable on any Shares which may be issued pursuant to a Phantom Stock Award under this Plan, including, without limitation, restrictions under the requirements of any stock exchange upon which such Shares or shares of the same class are then listed, and under any securities law applicable to such Shares.

      (d) Prior to the expiration of the vesting period under a Phantom Stock Award, amounts equal to the dividends payable with respect to the same number of Shares as the number of Phantom Stock Units as to which the vesting period has not expired shall be credited to the holder's account under such Award; provided, however, that such dividend-equivalent amounts may be retained by the Corporation for the holder's account and for delivery to the holder only as and when said vesting period shall have expired.

12. Purchase Price. The purchase price per Share for Restricted Shares to be purchased pursuant to Restricted Stock Awards, or for the Shares to be purchased pursuant to the exercise of an Option, shall be fixed by the Committee at the time of the grant of the Restricted Stock Award or Option; provided, however, that the purchase price per Share for the Shares to be purchased pursuant to the exercise of an Incentive Stock Option or Non-Qualified Stock Option shall not be less than 100% of the Fair Market Value of a Share on the date such Incentive Stock Option or Non-Qualified Stock Option is granted; and, provided further, that an Incentive Stock Option that is granted to an employee of the Corporation or an Affiliate who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or any Affiliate, must have a purchase price per Share equal to 110% of the Fair Market Value of a Share on the date of grant.

13. Termination of Employment. If a holder of an Option and/or Rights shall voluntarily or involuntarily leave the employ or service of the Corporation and its Affiliates, the Option and Rights of such holder shall terminate forthwith, except that the holder shall have until the expiration of 3 months from the cessation of the holder's employment with the Corporation and its Affiliates (without regard to any period of severance) to exercise any unexercised Option and/or Rights the holder could have exercised on the day on which he left the employ or service of the Corporation and Affiliates.

Notwithstanding the foregoing, if the cessation of employment or service is due to retirement on or after attaining the age of sixty-five years, or to death, the holder or the representatives of the estate of the holder shall have the privilege of exercising the unexercised Options and/or Rights which the holder or the deceased could have exercised at the time of his retirement or death, provided that such exercise must be accomplished prior to the expiration of such Options and Rights and either within three months of the holder's retirement or within six months after the death of the holder, as the case may be. Moreover, the Committee may, in its sole discretion, provide with respect to an Option or Rights granted to any individual (and either at the time of grant of such Option or Rights or by an amendment thereafter to any such outstanding Option or Rights), that the post-termination exercise period shall be for a period of time specified by the Committee which is longer than the period which would otherwise apply pursuant to this Section 13, but in no event beyond the expiration of the stated term of such Option or Rights. If the employment or service of any holder with the Corporation or an Affiliate shall be terminated because of the holder's violation of the duties of such employment or service with the Corporation or its Affiliates, as he may from time to time have, the existence of which violation shall be determined by the Committee in its sole discretion and which determination by the Committee shall be conclusive, all exercised Options and Rights of such holders shall terminate immediately upon the termination of the holder's employment or service with the Corporation or an Affiliate, and a holder whose employment or service with the Corporation or an Affiliate is so terminated shall have no right after such termination to exercise any unexercised Option or Rights he might have exercised prior to the termination of his employment or service with the Corporation or an Affiliate.

Except as hereinafter provided, if a holder of a Restricted Stock Award shall voluntarily or involuntarily leave the employ of the Corporation and its Affiliates, all such Restricted Shares subject to restrictions at the time his

                                                                         ANNEX A

employment or service terminates (and any dividends, distributions and adjustments retained by the Corporation with respect thereto) shall be forfeited and any consideration received therefor from the holder shall be returned to the holder. Notwithstanding the foregoing, all restrictions to which Restricted Stock Awards are subject shall lapse (a) upon the death or disability (as defined in Section 22(e)(3) of the Code) of the holder, (b) upon the holder's termination of employment or cessation of service as a Director in connection with a Change in Control (as defined in Section 9 hereof), or (c) upon the occurrence of such special circumstance or event as in the opinion of the Committee merits special consideration.

Except as hereinafter provided, if a holder of a Phantom Stock Award shall voluntarily or involuntarily leave the employ or service of the Corporation and its Affiliates prior to the complete expiration of the vesting period, all amounts theretofor remaining payable pursuant to such Award (including any dividend equivalent amounts retained by the Corporation with respect thereto) shall be forfeited. Notwithstanding the foregoing, the vesting period under a Phantom Stock Award shall completely expire, and all amounts remaining payable thereunder shall be payable (a) upon the death or disability (as defined in Section 22(e)(3) of the Code) of the holder, (b) upon the holder's termination of employment in connection with a Change in Control, or (c) upon the occurrence of such special circumstance or event as in the opinion of the Committee merits special consideration.

14. Transferability of Incentive Awards.

      (a) Non-Transferability of Incentive Awards. Except as provided below, Incentive Awards shall not be transferable by the holder thereof otherwise than by will or the laws of descent and distribution to the extent provided herein, and Incentive Awards may be exercised or surrendered during the holder's lifetime only by the holder thereof.

      (b) Transfer of Non-Qualified Stock Options. Notwithstanding the foregoing, the Committee may provide, in the Non-Qualified Stock Option certificate, that the holder thereof may transfer the Non-Qualified Stock Option to family members or other persons or entities according to such terms as the Committee may determine; provided that the holder thereof receives no consideration for the transfer of a Non-Qualified Stock Option and the transferred Option shall continue to be subject to the same terms and conditions as were applicable to the Option immediately before the transfer.

15. Tax Withholding. The Corporation or Affiliate shall deduct and withhold such amounts under any federal, state or local tax rules or regulations as it deems appropriate with respect to the issuance of Shares and/or the payment of cash to the holder of any Incentive Award from any cash or other payments to be made to the holder. In any event, the holder shall make available to the Corporation or Affiliate, promptly when required, sufficient funds to meet the requirements of such withholding; and the Committee shall be entitled to take and authorize such steps as it may deem advisable in order to have such funds available to the Corporation or Affiliate when required.

16. Adjustment Provision. If prior to the complete exercise of any Option, or prior to the expiration or lapse of all of the restrictions and conditions imposed pursuant to a Restricted Stock Award, there shall be declared and paid a stock dividend upon the Shares or if the Shares shall be split up, converted, exchanged, reclassified, or in any way substituted for,

      (a) in the case of an Option, then the Option, to the extent that it has not been exercised, shall entitle the holder thereof upon the future exercise of the Option to such number and kind of securities or cash or other property subject to the terms of the Option to which he would have been entitled had he actually owned the Shares subject to the unexercised portion of the Option at the time of the occurrence of such stock dividend, split-up, conversion, exchange, reclassification or substitution, and the aggregate purchase price upon the future exercise of the Option shall be the same as if the originally optioned Shares were purchased thereunder; and

                                                                         ANNEX A

      (b) in the case of a Restricted Share issued pursuant to a Restricted Stock Award, the holder of such Award shall receive, subject to the same restrictions and other conditions of such Award as determined pursuant to the provisions of Section 10, the same securities or other property as are received by the holders of the Corporation's Shares pursuant to such stock dividend, split-up, conversion, exchange, reclassification or substitution.

Any fractional shares or securities payable upon the exercise of the Option as a result of such adjustment shall be payable in cash based upon the Fair Market Value of such shares or securities at the time of such exercise. If any such event should occur, the number of Shares with respect to which Incentive Awards remain to be issued, or with respect to which Incentive Awards may be reissued, shall be adjusted in a similar manner.

In addition to the adjustments provided for in the preceding paragraph, upon the occurrence of any of the events referred to in said paragraph prior to the complete exercise of any Rights, or prior to the complete expiration of the vesting period under a Phantom Stock Award, the Committee, in its sole discretion, shall determine the amount of cash and/or number of Shares or other property to which the holder of the Rights shall be entitled upon their exercise, or to which the holder of the Phantom Stock Award shall be entitled upon the expiration of the vesting period, so that there shall be no increase or dilution in the cash and/or value of the shares or other property to which the holder of Rights or of a Phantom Stock Award shall be entitled by reason of such events.

Notwithstanding any other provision of the Plan, in the event of a recapitalization, merger, consolidation, rights offering, separation, reorganization or liquidation, or any other change in the corporate structure or outstanding Shares, the Committee may make such equitable adjustments to the number of Shares and the class of shares available hereunder or to any outstanding Incentive Awards as it shall deem appropriate to prevent dilution or enlargement of rights.

17. Issuance of Shares and Compliance with Securities Act. The Corporation may postpone the issuance and delivery of Shares pursuant to the grant or exercise of any Incentive Award until (a) the admission of such Shares to listing on any stock exchange on which Shares of the Corporation of the same class are then listed and (b) the completion of such registration or other qualification of such Shares under any state or federal law, rule or regulation as the Corporation shall determine to be necessary or advisable. As a condition precedent to the issuance of Shares pursuant to the grant or exercise of an Incentive Award, the Corporation may require the recipient thereof to make such representations and furnish such information as may, in the opinion of counsel for the Corporation, be appropriate to permit the Corporation, in light of the then existence or non-existence with respect to such Shares of an effective Registration Statement under the Securities Act of 1933, as from time to time amended, to issue the Shares in compliance with the provisions of that or any comparable act.

18. Administration and Amendment of the Plan. Except as hereinafter provided, the Board of Directors or the Committee may at any time withdraw or from time to time amend the Plan and the terms and conditions of any Incentive Award not theretofor granted, and the Board of Directors or the Committee, with the consent of the affected holder of an Incentive Award, may at any time withdraw or from time to time amend the Plan and the terms and conditions of such Incentive Awards as have been theretofor granted. Notwithstanding the foregoing, neither the Board of Directors nor the Committee shall amend the Plan without the approval of the stockholders, if such approval is required by Section 422 of the Code.

The Committee shall have the sole authority to (i) determine the individuals to whom Incentive Awards shall be made under the Plan, (ii) determine the type, size and terms of the Incentive Awards to be made to each such individual, (iii) determine the time when the Incentive Awards will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability and (iv) deal with any other matters arising under the Plan.

The Committee shall have full power and authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The

                                                                         ANNEX A

Committee's interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any Incentive Awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Corporation, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.

19. Governing Law. Except as required by Delaware corporate law, the Plan shall be governed by and construed in accordance with the laws of the state of New York, without giving effect to principles of conflict of laws.

20. Effective Date of Plan. This Plan is conditioned upon its approval by the shareholders of the Corporation.

21. Governing Document. The Plan shall be the controlling document. No other statements, representations, explanatory materials or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Corporation and its successors and assigns.

22. Funding of the Plan. This Plan shall be unfunded. The Corporation shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Incentive Awards under this Plan. In no event shall interest be paid or accrued on any Incentive Award, including unpaid installments of Incentive Awards.

23. Rights of Participants. Nothing in this Plan shall entitle any employee or other person to any claim or right to be granted an Incentive Award under this Plan, except as provided in Section 5 with respect to Non-Employee Directors. Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employ of the Corporation or any Affiliate, or any other employment rights.

24. Headings. Section headings are for reference only. In the event of a conflict between a title and the content of a Section, the content of the Section shall control.

25. Miscellaneous

      (a) Incentive Awards in Connection with Corporate Transactions and Otherwise. Nothing contained in this Plan shall be construed to (i) limit the right of the Committee to make Incentive Awards under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Incentive Awards to employees thereof who become employees of the Corporation or an Affiliate, or for other proper corporate purposes, or (ii) limit the right of the Corporation to grant options or make other awards outside of this Plan. Without limiting the foregoing, the Committee may make an Incentive Award to an employee of another corporation who becomes an employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Corporation or any of its subsidiaries in substitution for a stock option or restricted stock grant made by such corporation. The terms and conditions of the substitute grants may vary from the terms and conditions required by the Plan and from those of the substituted stock incentives. The Committee shall prescribe the provisions of the substitute grants.

      (b) Compliance with Law. The Plan, the exercise of Options and Rights and the obligations of the Corporation to issue or transfer Shares under Incentive Awards shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to Section 16 of the Act, it is the intent of the Corporation that the Plan and all transactions under the Plan comply with all applicable

                                                                         ANNEX A

            provisions of Rule 16b-3 or its successors under the Act. The Committee may revoke any Incentive Award if it is contrary to law or modify an Incentive Award to bring it into compliance with any valid and mandatory government regulation. The Committee may also adopt rules regarding the withholding of taxes on payments to holders of Incentive Awards. The Committee may, in its sole discretion, agree to limit its authority under this Section.

      (c) Limitations on Actions Taken in Connection with a Change in Control. Notwithstanding anything in the Plan to the contrary, in the event of a Change in Control (as defined in Section 9 hereof), the Committee shall not have the right to take any actions that would make the Change in Control ineligible for pooling of interests accounting treatment or that would make the Change of Control ineligible for desired tax treatment if, in the absence of such right, the Change of Control would qualify for such treatment and the Corporation intends to use such treatment with respect to the Change of Control.

                                  DIRECTIONS TO
                         ANNUAL MEETING OF STOCKHOLDERS
                                     HELD AT
              THE DESMOND GREAT VALLEY HOTEL AND CONFERENCE CENTER
                  ONE LIBERTY BOULEVARD, MALVERN, PENNSYLVANIA
                                 (610) 296-9800


DIRECTIONS FROM PHILADELPHIA

Take the Schuylkill Expressway (I-76) West. Follow I -76 West to Route 202 South. Take Route 202 South to the Great Valley/Route 29 North Exit. At the end of the ramp, proceed through the light onto Liberty Boulevard. The Hotel will be on the right.

DIRECTIONS FROM SOUTH JERSEY

Take I-95 South to Route 322 West. Take Route 322 West to US Route 1 South to Route 202 North. Take Route 202 North to Great Valley/Route 29 North Exit. Turn right onto Route 29 North. Turn right at second light onto Liberty Boulevard. Hotel will be on the left.

FROM I-95 FROM PHILADELPHIA INTERNATIONAL AIRPORT

Take I-95 South to Route 476 North. Follow Route 476 North to the Schuylkill Expressway (I-76) West to Route 202 South. Take Route 202 South to the Route 29 North Exit. At the end of the ramp, proceed through the light onto Liberty Boulevard. The Hotel will be on the right.

DIRECTIONS FROM WILMINGTON AND POINTS SOUTH (DELAWARE AND MARYLAND)

Take I-95 North to Route 202 North. Follow Route 202 North to the Great Valley/Route 29 North Exit. Turn right onto Route 29 North. Turn right at second light onto Liberty Boulevard. Hotel will be on the left.

DIRECTIONS FROM NEW YORK AND POINTS NORTH

Take the New Jersey Turnpike South to Exit 6, the Pennsylvania Turnpike extension. Follow the Turnpike West to Exit 24, Valley Forge. Take Route 202 South to the Great Valley/Route 29 North Exit. At the end of the ramp, proceed through the light onto Liberty Boulevard. The Hotel will be on the right.

DIRECTIONS FROM HARRISBURG AND POINTS WEST

Take Pennsylvania Turnpike East to Exit 24, Valley Forge. Take Route 202 South to Great Valley/Route 29 North Exit. At the end of the ramp, proceed through light onto Liberty Boulevard. The Hotel will be on the right.


                                 [RECYCLE LOGO]
                           PRINTED ON RECYCLED PAPER.

   This document is printed on recycled paper which contains at least 10% post consumer waste.

                                  AMETEK, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned hereby appoints Walter E. Blankley, Lewis G. Cole and Donna F. Winquist or a majority of those present and acting, or, if only one is present, then that one, proxies, with full power of substitution, to vote all stock of AMETEK, Inc. which the undersigned is entitled to vote at AMETEK's Annual Meeting of Stockholders to be held at The Desmond Great Valley Hotel and Conference Center, One Liberty Boulevard, Malvern, Pennsylvania 19355, on Tuesday, May 11, 1999, at 2:00 p.m. local time, and at any adjournment or postponements thereof, hereby ratifying all that said proxies or their substitutes may do by virtue hereof, and the undersigned authorizes and instructs said proxies to vote as follows:

                         (TO BE SIGNED ON REVERSE SIDE)          SEE
                                                               REVERSE
                                                                SIDE

                        PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF STOCKHOLDERS
                                OF AMETEK, INC.

                                  MAY 11, 1999



                Please Detach and Mail in the Envelope Provided


        PLEASE MARK YOUR
A  /X/  VOTES AS IN THIS
        EXAMPLE.


UNLESS OTHERWISE SPECIFIED IN THE SPACES PROVIDED, THE UNDERSIGNED'S VOTE IS TO BE CAST FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR LISTED IN PROPOSAL (1), AND FOR APPROVAL OF PROPOSALS (2) AND (3), AS MORE FULLY DESCRIBED IN THE ENCLOSED PROXY STATEMENT.

                    FOR       WITHHELD                                                                 FOR     AGAINST     ABSTAIN
1. ELECTION                             NOMINEES:              2. PROPOSAL TO APPROVE THE ADOPTION
   OF                                    Sheldon S. Gordon        BY AMETEK'S BOARD OF DIRECTORS OF
   DIRECTORS       /   /        /   /    David P. Steinmann       THE 1999 STOCK INCENTIVE PLAN OF     /   /    /   /       /   /
                                                                  AMETEK, INC.
INSTRUCTION: To withhold authority to vote
for any individual nominee, place an "X"                       3. PROPOSAL TO APPROVE THE APPOINTMENT
in the box on the left (FOR) and write                            OF ERNST & YOUNG LLP AS INDEPENDENT
that nominee's name in the space provided                         AUDITORS FOR THE YEAR 1999.         /   /     /   /       /   /
below.
                                                               In their discretion, the proxies are authorized to vote upon such
_________________________________________                      other business as may properly come before the meeting.

                                                               Receipt of the notice of said meeting and of the Proxy Statement of
                                                               AMETEK, Inc. accompanying the same is hereby acknowledged.

                                                               PLEASE DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.





____________________________________ Date: __________________, 1999 _________________________________ Date: ________________, 1999
          SIGNATURE                                                    SIGNATURE IF HELD JOINTLY

NOTE: Please sign exactly as your name appears on this card. Indicate your full title if you are signing as an executor, administrator, trustee, etc. If the signer is a corporation, an authorized officer should sign the full corporate name. All owners must sign if shares are held in the name of more than one person.